EXHIBIT 10.1

RHYTHM PHARMACEUTICALS, INC. REQUESTS THAT THE MARKED

PORTIONS OF THIS EXHIBIT BE GRANTED CONFIDENTIAL TREATMENT

UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS

AMENDED

EXECUTION VERSION

LICENSE AGREEMENT

BY AND BETWEEN

TAKEDA PHARMACEUTICAL COMPANY LIMITED

AND

RHYTHM PHARMACEUTICALS, INC.

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LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”) is made effective as of March 30, 2018 (the “Effective Date”) by and between Takeda Pharmaceutical Company Limited, a corporation incorporated under the laws of Japan, having its principal place of business at 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan (“Takeda”) and Rhythm Pharmaceuticals, Inc., a Delaware corporation having its principal place of business at 500 Boylston Street, 11th Floor, Boston, MA 02116 (“Licensee”).  Licensee and Takeda are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Takeda is a pharmaceutical company engaged in the research, development and commercialization of products useful in the amelioration, treatment or prevention of human diseases and conditions;

WHEREAS,  Licensee is a biopharmaceutical company engaged in the development and commercialization of peptide therapeutics for the treatment of genetic deficiencies that result in life-threatening metabolic disorders; and

WHEREAS, Licensee wishes to be granted, and Takeda desires to grant, a license in the Territory (as defined below) under certain patents, patent applications, know-how, and other proprietary information for the further development and commercialization of the Compound (as defined below) and Products (as defined below).

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE 1 – DEFINITIONS

1.1       “ADR” has the meaning set forth in Exhibit E.

1.2       “ADR Notice” has the meaning set forth in Exhibit E.

1.3       “Affiliate” means, with respect to a particular Party, a person, corporation, partnership, or other entity that controls, is controlled by or is under common control with such Party.  For the purposes of this definition, the word “control” (including, with correlative meaning, the terms “controlled by” or “under the common control with”) means the actual power, either directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity, whether by the ownership of fifty percent (50%) or more of the voting stock of such entity, or by contract or otherwise.

1.4       “[ ]*” has the meaning set forth in Section 5.1.

1.5       “[ ]* Agreement” has the meaning set forth in Section 5.1.

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1.6       “Applicable Law” means all applicable statutes, ordinances, regulations, rules, or orders of any kind whatsoever of any Governmental Authority, including the U.S. Food, Drug and Cosmetic Act, (21 U.S.C. §301 et seq.), Prescription Drug Marketing Act, the Generic Drug Enforcement Act of 1992 (21 U.S.C. §335a et seq.), U.S. Patent Act (35 U.S.C. §1 et seq.), Federal Civil False Claims Act (31 U.S.C. §3729 et seq.), and the Anti-Kickback Statute (42 U.S.C. §1320a-7b et seq.), all as amended from time to time, together with any rules, regulations, and compliance guidance promulgated thereunder.

1.7       [ ]* has the meaning set forth in Section 5.2.

1.8       [ ]* has the meaning set forth in Section 5.2.

1.9       “Bankruptcy Laws” has the meaning set forth in Section 13.5(b).

1.10     “Bayh-Doyle Act” means the Patent and Trademark Law Amendments Act of 1980, as amended, codified at 35 U.S.C. §§ 200-212, as well as any regulations promulgated pursuant thereto, including 37 C.F.R. Part 401, and any successor statutes or regulations.

1.11     “Breaching Party” has the meaning set forth in Section 13.2(a).

1.12     “Business Day” means a day other than Saturday, Sunday or any other day on which commercial banks located in the State of New York, U.S., or Tokyo, Japan, are authorized or obligated by Applicable Law to close.

1.13     “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of the Term shall extend from the Effective Date to the end of the first complete Calendar Quarter thereafter; and (b) the last Calendar Quarter of the Term shall end upon the expiration or termination of this Agreement.

1.14     “Calendar Year” means the twelve (12)-month period ending on December 31; provided however, that (a) the first Calendar Year of the Term shall begin on the Effective Date and end on December 31, 2018; and (b) the last Calendar Year of the Term shall end on the date of expiration or termination of this Agreement.

1.15     “Change of Control” means an event upon which: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of Licensee, or if the percentage ownership of such person or entity in the voting securities of Licensee is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then-outstanding voting securities of Licensee; (b) the consummation of a merger, consolidation, recapitalization, or reorganization of Licensee, other than any such transaction, which would result in stockholders or equity holders of Licensee, or an Affiliate of Licensee existing immediately prior to such transaction, owning at least fifty percent (50%) of the outstanding securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the stockholders or equity holders of Licensee approve a plan of complete liquidation of Licensee, or an agreement for the sale or

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disposition by Licensee of all or a substantial portion of such Licensee’s assets, other than pursuant to the transaction as described above or to an Affiliate; or (d) the sale or other transfer to a Third Party of all or substantially all of Licensee’s assets which relate to this Agreement.

1.16     “Claim” has the meaning set forth in Section 15.1.

1.17     “Clinical Trial” means any human clinical study or trial of a Product in the Field in the Territory.

1.18     “Combination Product” has the meaning set forth in Section 1.85.

1.19     “Commercialization” means all activities undertaken in support of the promotion, marketing, strategy, pricing, physician targeting, reimbursement, branding, sale and distribution (including importing, exporting, transporting, customs clearance, warehousing, invoicing, handling and delivering the Products to customers) of the Products in the Field in the Territory.  “Commercialize” means to engage in Commercialization activities.

1.20     “Commercially Reasonable Efforts” means (a) with respect to Licensee, its Affiliates or its Sublicensees, the efforts and resources typically used by biotechnology or pharmaceutical companies similar in size and scope to Licensee, its Affiliates or such Sublicensees, and (b) with respect to Takeda, [ ]*, in each case of (a) and (b), to perform the obligation at issue, which efforts will not be less than those efforts made with respect to other products at a similar stage of development or in a similar stage of product life, with similar developmental risk profiles, of similar market and commercial potential, taking into account the proprietary position of the products, the regulatory structure involved (including regulatory or data exclusivity), Regulatory Authority-approved labeling, product profile, the expected and actual profitability and return on investment of the applicable product, issues of safety and efficacy, the likely timing of the product’s entry into the market, the likelihood of receiving Regulatory Approval, and other relevant scientific, technical, and commercial factors.

1.21     “Common Stock” has the meaning set forth in Section 7.1.

1.22     “Completion of a Phase 1 Clinical Trial for a Product” means the delivery by Licensee to Takeda of a copy of the final clinical study report for a Phase 1 Clinical Trial for a Product.

1.23     “Compound” means the Ghrelin O-acyltransferase inhibitor known as “T-3525770”, claimed in the Takeda Patents or described in the Takeda Intellectual Property.

1.24     “Confidential Disclosure Agreement” means that certain Confidential Disclosure Agreement between Licensee and Millennium Pharmaceuticals, Inc., dated October 19, 2017.

1.25     “Confidential Information” means all non-public or proprietary Information disclosed by a Party or any of its Affiliates or any of its or their Representatives to the other Party or any of its Affiliates or any of its or their Representatives under this Agreement, without regard as to whether any of such Information is marked “confidential” or “proprietary,” or disclosed in oral, written, graphic, or electronic form.  Confidential Information shall include (a) the terms and conditions of

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this Agreement and (b) all non-public or proprietary Information disclosed by a Party or its Affiliates or its or their Representatives pursuant to the Confidential Disclosure Agreement.

1.26     “Control” means (i) with respect to any Information, ownership or possession by a Party, or, where expressly provided, its Affiliates, of the ability (without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) to grant access, a license or a sublicense to such Information without violating the terms of any agreement or other arrangement with, or necessitating the consent of, any Third Party, at such time that such Party or any of its Affiliates would be first required under this Agreement to grant the other Party such access, license or sublicense, and (ii) with respect to any Patent, trademark or other intellectual property right that does not constitute Information, ownership or possession by a Party, or, where expressly provided, its Affiliates, of the ability (without taking into account any rights granted by one Party to the other Party under the terms of this Agreement) to grant a license or a sublicense to such Patent, trademark or other intellectual property right without violating the terms of any agreement or other arrangement with, or necessitating the consent of, any Third Party, at such time that such Party or any of its Affiliates would be first required under this Agreement to grant the other Party such license or sublicense.

1.27      “Cover,” “Covering,” or “Covered” means, with  respect to a particular subject matter at issue and the relevant Patent, that, but for a license granted to a Person under a claim included in such Patent, the manufacture, use, sale, offer for sale, or importation by such Person of the subject matter at issue would infringe such claim or, in the case of a Patent that is a patent application, would infringe a claim in such patent application if it were to issue as a patent in a particular country.

1.28     “CPR” has the meaning set forth in Exhibit E.

1.29     “CPR Rules” has the meaning set forth in Exhibit E.

1.30     “Creditable Payments” has the meaning set forth in Section 7.7(c).

1.31     “Cure Period” has the meaning set forth in Section 13.2(a).

1.32     “Development” means all non-clinical and clinical drug development activities, including toxicology, pharmacology, and other non-clinical efforts, statistical analysis, the performance of Clinical Trials, including the Manufacturing of the Product for use in the Clinical Trials, or other activities reasonably necessary in order to obtain or maintain, Regulatory Approval of the Product in the Field in the Territory, as detailed in a Development Plan for the Product, including the Initial Development Plan.  When used as a verb, “Develop” means to engage in Development activities.

1.33     “Development Plan” means a written plan prepared by Licensee for the Development activities with respect to the Compound and the Products, which plan shall identify the Development objectives, projected timeline and activities to be conducted pursuant to this Agreement with respect to the Compound and the Products during the Term in a format and scope similar to that set forth in the Initial Development Plan.  “Development Plan” includes the “Initial Development Plan”.

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1.34     “Disclosing Party” has the meaning set forth in Section 12.1.

1.35     “Dispute” or “Disputes” has the meaning set forth in Section 14.1.

1.36     “Equity Grant Shares” has the meaning set forth in Section 7.1.

1.37     “E.U.” means all countries, possessions and territories in Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden and the United Kingdom (including all possessions and territories of any of the foregoing).

1.38     “Executive Officer” means, for Licensee, its Chief Executive Officer or his or her designee, and for Takeda, its Chief Medical and Scientific Officer or his or her designee, each with the appropriate responsibilities, seniority, and decision-making authority.

1.39     “Exercise Notice” has the meaning set forth in Section 8.1.

1.40     “Exercise Period” has the meaning set forth in Section 8.1.

1.41     “Existing Research Material” has the meaning set forth in Section 3.5(d).

1.42     “Exploit” or “Exploitation” means to research, make, have made, import, export, distribute, use, have used, sell, have sold, or offer for sale, including to Develop, Manufacture, Commercialize, register, modify, enhance, improve or otherwise dispose of.

1.43     “FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.44     “FFDCA” means the Federal Food, Drug and Cosmetic Act under United States Code, Title 21, as amended.

1.45     “Field” means the diagnosis, treatment and prevention of any and all indications.

1.46     “First Commercial Sale” means, on a country-by-country and Product-by-Product basis, the first sale of a Product by Licensee, its Affiliates or Sublicensees (or, at any time after Takeda has royalty payment obligations to Licensee pursuant to Section 13.6(j), by Takeda, its Affiliates, licensees or Sublicensees) to an end user or prescriber for use, consumption or resale of such Product in the applicable country in the Territory in the Field where Regulatory Approval of such Product has been obtained.

1.47     “Force Majeure” means any event beyond the reasonable control of the affected Party or any of its Affiliates, including embargoes; war or acts of war, including terrorism; insurrections, riots, or civil unrest; strikes, lockouts or other labor disturbances; epidemics, fire, floods, earthquakes or other acts of nature; acts, omissions or delays in acting by any Governmental Authority (other than delays incident to the ordinary course of drug development); and failure of plant or machinery (provided that such failure could not have been prevented by the exercise of skill, diligence, and prudence that would be reasonably and ordinarily expected from a skilled and

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experienced person engaged in the same type of undertaking under the same or similar circumstances).

1.48     “GAAP” means generally accepted accounting principles current in the U.S.

1.49     “Generic Competition Percentage” means, with respect to a particular Product in a particular country in the Territory, [ ]*.

1.50     “Generic Product” means, on a country-by-country and Product-by-Product basis, any pharmaceutical product sold by a Person in the Territory (other than Licensee, any Affiliate of Licensee, or any Sublicensee under the license granted to Licensee under this Agreement) that: [ ]*.

For the purposes of this definition, [ ]* then-current edition of the FDA publication “Approved Drug Products With Therapeutic Equivalence Evaluations”  (“Orange Book”).

1.51     “Good Clinical Practices” or “GCP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in the guidelines adopted by the International Conference on Harmonization (“ICH”), titled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” (or any successor document) including related regulatory requirements imposed by the FDA, as they may be updated from time to time.

1.52     “Good Laboratory Practices” or “GLP” means the then-current standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation), including related regulatory requirements imposed by the FDA, as they may be updated from time to time, including applicable guidelines promulgated under the ICH.

1.53     “Governmental Authority” means any multi-national, federal, state, local, municipal or other government authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, court or other tribunal).

1.54     “IFRS” means International Financial Reporting Standards.

1.55     “IND” means an Investigational New Drug application as defined in the FFDCA, as amended, and applicable regulations promulgated thereunder by the FDA, or a clinical trial authorization application for a product filed with a Regulatory Authority in any other regulatory jurisdiction outside the U.S., the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical product in humans in such jurisdiction.

1.56     “Indemnitee” has the meaning set forth in Section 15.3(a).

1.57     “Indemnifying Party” has the meaning set forth in Section 15.3(a).

1.58     “Information” means information, inventions, concepts, discoveries, compounds, compositions, formulations, formulas, practices, procedures, processes, methods, knowledge, know-how, trade secrets, technology, techniques, designs, drawings, correspondence, computer programs, documents, apparatus, results, strategies, regulatory documentation, information and submissions pertaining to, or made in association with, filings with any Government Authority or

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patent office, data, including pharmacological, toxicological, non-clinical and clinical data, analytical and quality control data, manufacturing data and descriptions, patent and legal data, market data, financial data or descriptions, devices, assays, chemical formulations, specifications, material, product samples and other samples, physical, chemical and biological materials and compounds, and the like, in written, electronic, oral or other tangible or intangible form, now known or hereafter developed (unless expressly provided otherwise), whether or not patentable.

1.59     “Initial Development Plan” means Licensee’s initial Development Plan for the Product as approved by Licensee’s board of directors, a copy of which is attached to this Agreement as Exhibit A.

1.60     “Inventions” means all inventions, discoveries and developments, whether or not patentable, made, conceived and/or reduced to practice in the course of performance of this Agreement whether made, conceived and/or reduced to practice solely by, or on behalf of, Takeda, Licensee, the Parties jointly, or any Affiliate of the same.

1.61     “Japan” means all countries, possessions, and territories in Japan (including all possessions and territories thereof).

1.62     “Japan License” has the meaning set forth in Section 8.1.

1.63     “Japan License Agreement” has the meaning set forth in Section 8.2.

1.64     “Japan RON” has the meaning set forth in Section 8.1.

1.65     “Japan RON Trigger Notice” has the meaning set forth in Section 8.1.

1.66     “Japan RON Period” means the period commencing on the Effective Date and ending on the earliest of: (a) the [ ]* anniversary of the Effective Date, (b) the consummation of a Change of Control, or (c) the consummation of Licensee’s sublicense to a Third Party of all rights to the Compound and the Products in the Field in the Territory.

1.67     “Joint Committee” means the joint discussion committee established as set forth in Article 9.

1.68     “Joint Know-How” means (a) all Information that is necessary or useful to Exploit the Compound or any Product in the Field in the Territory that is jointly created by Licensee or any of its Affiliates and Takeda or any of its Affiliates under this Agreement and during the Term and (b) all Inventions jointly created by Licensee or any of its Affiliates and Takeda or any of its Affiliates under this Agreement and during the Term.  “Joint Know-How” excludes any Information or Inventions contained within a Joint Patent.

1.69     “Joint Intellectual Property” means, collectively, Joint Know-How and Joint Patents.

1.70     “Joint Inventions” has the meaning set forth in Section 10.1.

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1.71     “Joint Patents” means all Patents covering or claiming any Invention which is jointly conceived and/or reduced to practice by, or on behalf of, the Parties or their Affiliates under this Agreement and during the Term.

1.72     “Knowledge” means, as applied to a Party, that such Party shall be deemed to have knowledge of a particular fact or other matter to the extent that a person within the Knowledge Group had actual knowledge of such fact or other matter.

1.73     “Knowledge Group” means, with respect to each Party, the officers and directors of such Party, or any Affiliates of such Party.  Knowledge Group also includes, with respect to Takeda’s representations and warranties in Sections 11.2(c), (d), (e), (i) and (j), [ ]*.

1.74     “Licensee Covenant Beneficiaries” means, collectively, (i) Licensee, (ii) Licensee’s Affiliates, (iii) Licensee’s Sublicensees, (iv) any of the direct or indirect licensees, sublicensees, importers, exporters, suppliers, manufacturers, distributors, contractors, agents, or customers of Licensee or any of Licensee’s Affiliates or Sublicensees, and (v) any successors or assigns of any of the Persons referred to in the foregoing clauses (i)-(iv) and this clause (v).

1.75     “Licensee Covenant Patent” means any Patent that Licensee or any of its Affiliates Controls or otherwise has the right to enforce at any time during the Term that (i) Covers the Development, Manufacture, or Commercialization of the Compound or any Product in the Field in the Territory at any time during the Term, and (ii) is not a Licensee Patent or a Joint Patent.  Notwithstanding the foregoing, a Patent that is or becomes a Licensee Covenant Patent shall cease to be a Licensee Covenant Patent if, at any time thereafter, such Patent no longer Covers the Development, Manufacture or Commercialization of the Compound or any Product in the Field in the Territory.

1.76     “Licensee Indemnitee” has the meaning set forth in Section 15.2.

1.77     “Licensee Intellectual Property” means, collectively, Licensee Know-How and Licensee Patents.

1.78     “Licensee Know-How” means all Information and Inventions Controlled by Licensee or any of its Affiliates as of the Effective Date or during the Term (other than Takeda Know-How licensed to Licensee and Joint Know-How) that are necessary or useful to Exploit the Compound or any Product in the Field in the Territory.  Licensee Know-How excludes any Information or Inventions contained within a Licensee Patent.

1.79     “Licensee Patents” means all Patents Controlled by Licensee or any of its Affiliates as of the Effective Date or during the Term (other than Takeda Patents licensed to Licensee and Joint Patents) that are necessary or useful to Exploit the Compound or any Product in the Field in the Territory.

1.80     “License Negotiation Period” has the meaning set forth in Section 8.2.

1.81     “Losses” has the meaning set forth in Section 15.1.

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1.82     “MAA” means an application for Regulatory Approval filed with the European Medicines Agency.

1.83     “Manufacture” or “Manufacturing” means all activities related to the manufacturing of the Compound or any Product, or any ingredient thereof, including manufacturing for Development and Commercialization, labeling, packaging, in-process and finished Product testing, release of the Compound or the Product or any ingredient thereof, quality assurance activities related to manufacturing and release of the Compound or the Product, ongoing stability tests and regulatory activities related to any of the foregoing.

1.84     “NDA” means a New Drug Application or supplemental New Drug Application as contemplated by Section 505(b) of the FFDCA, as amended, and the regulations promulgated thereunder, submitted to the FDA pursuant to Part 314 of Title 21 of the U.S. C.F.R., including any amendments thereto. References herein to NDA shall include, to the extent applicable, any comparable applications filed in or for jurisdictions outside the U.S., such as an MAA with the European Medicines Agency.

1.85     “Net Sales” means, with respect to a Product, the gross amounts invoiced and/or received (whichever is the first to occur) by Licensee, its Affiliates and Sublicensees (or, with respect to Section 13.6(j)(iii) below only, by Takeda, its Affiliates, licensees and Sublicensees) for sales of such Product to Third Parties (other than [ ]*), less the following deductions, to the extent such deductions are paid, incurred or otherwise taken, reasonable and customary, provided to Third Parties, and actually allowed with respect to such sales:

(a)        [ ]*;

(b)        [ ]*;

(c)        [ ]*;

(d)        [ ]*; and

(e)        [ ]*.

Notwithstanding the foregoing, amounts received or invoiced by the applicable Party, its Affiliates, licensees or Sublicensees for the sale of such Product among the applicable Party, its Affiliates, licensees or Sublicensees for resale shall not be included in the computation of Net Sales hereunder. In any event, any amounts received or invoiced by the applicable Party or its Affiliates shall be accounted for only once.  For purposes of determining Net Sales, a Product shall be deemed to be sold when recorded by the applicable Party, its licensee, Sublicensee or Affiliate in accordance with GAAP or IFRS, as the case may be.    Net Sales shall be accounted for in accordance with standard accounting practices, as practiced by the applicable Party, its Affiliates, licensees or Sublicensees in the relevant country in the Territory, but in any event in accordance with GAAP or IFRS, as consistently applied in such country in the Territory.  For clarity, a particular deduction may only be accounted for once in the calculation of Net Sales.  Net Sales shall exclude any samples of a Product transferred or disposed of at no cost for promotional, Development or educational purposes.

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The Net Sales of any Product sold as a component of a combination or bundled product that consists of a Product (or the Compound) together with one or more other therapeutically active products or compounds (a “Combination Product”) shall be calculated as follows:

(i)        [ ]*;

(ii)       [ ]*; and

(iii)      [ ]*.

1.86     “Neutral Arbitrator” has the meaning set forth in Exhibit E.

1.87     “Non-Breaching Party” has the meaning set forth in Section 13.2(a).

1.88     “Panel” has the meaning set forth in Exhibit E.

1.89     “Party Arbitrator” has the meaning set forth in Exhibit E.

1.90     “Patent Proceeding” has the meaning set forth in Section 13.4.

1.91     “Patents” means all: (a) patents, including any utility or design patent; (b) patent applications, including provisionals, substitutions, divisionals, continuations, continuations in-part or renewals; (c) patents of addition, restorations, extensions, supplementary protection certificates, registration or confirmation patents, patents resulting from post-grant proceedings, re-issues and re-examinations; (d) other patents or patent applications claiming priority directly or indirectly to: (i) any such specified patent or patent application specified in (a) through (c), or (ii) any patent or patent application from which a patent or patent application specified in (a) through (c) claim direct or indirect priority; (e) inventor’s certificates; (f) other rights issued from a Governmental Authority similar to any of the foregoing specified in (a) through (e); and (g) in each of (a) through (f), whether such patent, patent application or other right arises in the U.S. or any other jurisdiction in the Territory.

1.92     “Payments” has the meaning set forth in Section 7.10(a).

1.93     “Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture or similar entity or organization, including a government or political subdivision, department or agency of a government.

1.94     “Phase 1 Clinical Trial” means a study of a pharmaceutical product in human subjects or patients, which trial is designed to ascertain initial tolerance, safety, metabolism, pharmacological and/or pharmacokinetic information regarding such product in a manner that is generally consistent with 21 CFR § 312.21(a), as amended (or its successor regulation), for the purpose of enabling the design of a well-controlled, scientifically valid, Phase 2 Clinical Trial.

1.95     “Phase 2 Clinical Trial” means a study of a pharmaceutical product in human subjects or patients, which trial is designed to evaluate the initial effectiveness and dose range of the pharmaceutical product for a particular indication or indications in patients with the disease or

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condition under study and to determine the common short-term side effects and risks associated with the drug, in a manner that is generally consistent with 21 CFR § 312.21(b), as amended (or its successor regulation), for the purpose of enabling the design of further clinical trials.

1.96     “Phase 3 Clinical Trial” means a pivotal clinical trial of a pharmaceutical product in human subjects or patients, with a defined dose or a set of defined doses, which trial is designed to ascertain efficacy and safety of such product, in a manner that is generally consistent with 21 CFR § 312.21(c), as amended (or its successor regulation), for the purpose of enabling the preparation and submission of an NDA with the FDA.

1.97     “Pricing Approval” means any governmental approval, agreement, determination, or decision establishing the prices for a Product that can be charged or reimbursed in regulatory jurisdictions where the Governmental Authorities approve or determine the price or reimbursement of pharmaceutical products.

1.98     “Product” means any pharmaceutical product, including all forms, presentations, strengths, doses and formulations (including any method of delivery), containing the Compound alone or in combination with other therapeutically active ingredients.  “Product” shall include “Combination Products”.

1.99     “Product IND” means any IND filed in the Territory pertaining to a Product, including any supplements or amendments thereto.

1.100   “Product Infringement” has the meaning set forth in Section 10.5(b)(i).

1.101   “Product Liabilities” means all losses, damages, fees, expenses and other liabilities incurred by, or on behalf of, a Party, its Affiliate or its Sublicensee and resulting from or relating to human use of Products, including use in Clinical Trials or Commercialization of the Products, in the Territory after the Effective Date. Product Liabilities include reasonable attorneys’ and experts’ fees and expenses relating to any claim or potential claim against a Party, its Affiliate, or its Sublicensee.  Product Liabilities shall not include [ ]*.

1.102   “Product NDA” means any NDA filed in the Territory which seeks Regulatory Approval for a Product in the Field, including any supplements or amendments thereto.

1.103   “Receiving Party” has the meaning set forth in Section 12.1.

1.104   “Regulatory Approval” means all approvals (including supplement, amendment, or pre- and post-approval), licenses, registrations or authorizations of any national, regional, state or local Regulatory Authority, department, bureau, commission, council or other Governmental Authority, that are necessary for the Commercialization of the Product in a country or countries in the Territory, and in those countries and regulatory jurisdictions where required, any Pricing Approvals.

1.105   “Regulatory Authority” means any applicable Governmental Authority involved in granting Regulatory Approval, including in the U.S., the FDA and any other applicable Governmental Authority having jurisdiction over the Compound or a Product in the Territory.

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1.106   “Regulatory Exclusivity” means any exclusive marketing rights or data protection or other exclusivity rights conferred by any Regulatory Authority with respect to a Product in a country or jurisdiction in the Territory, other than a Patent right, including orphan drug exclusivity, pediatric exclusivity, and rights conferred in the U.S. under the Drug Price Competition and Patent Term Restoration Act, 21 U.S.C. 355, as amended (the “Hatch-Waxman Act”).

1.107   “Regulatory Materials” means all regulatory applications, submissions, notifications, registrations, Regulatory Approvals or other submissions, including any written correspondence or meeting minutes, made to, made with, or received from a Regulatory Authority in the Territory that are necessary or reasonably desirable in order to Develop, Manufacture, market, sell or otherwise Commercialize a Product in the Territory.  Regulatory Materials include the Product INDs and the Product NDAs, and amendments and supplements thereto.

1.108   “Relationship Manager” has the meaning set forth in Section 9.6.

1.109   “Representatives” means officers, directors, employees, agents, advisors and consultants of each Party and its Affiliates.

1.110   “Research Material” means active pharmaceutical ingredient prepared according to a medicinal chemistry laboratory route and synthetic procedure, manufactured at a laboratory scale (i.e., batch sizes of up to approximately 100 grams) in a research facility, under technical (i.e., non-GMP) conditions, and analyzed according to limited research methods with no formal specifications applied. Research Material is not intended for use in GLP or GMP studies. “Research Material” includes the Existing Research Material and the [ ]*.

1.111   “Research Material Synthesis Activities” means the activities described in Section 5.2.

1.112   “Resolution Period” has the meaning set forth in Section 14.2.

1.113   “Review Period” has the meaning set forth in Section 12.7.

1.114   “Royalty Term” means, on a country-by-country and Product-by-Product basis, the period commencing on the First Commercial Sale of a Product in such country and continuing until the latest of:

(a)        the expiration of the last to expire Valid Claim in a Takeda Patent Covering the composition or use of such Product in such country;

(b)        the expiration of all Regulatory Exclusivity for such Product in such country; or

(c)        [ ]* after the First Commercial Sale of such Product in such country.

1.115   “Sole Inventions” has the meaning set forth in Section 10.1.

1.116   “Subcontractor” has the meaning set forth in Section 2.4(e).

1.117   “Subject Licensee Intellectual Property” means the Licensee Intellectual Property used by Licensee, its Affiliates or Sublicensees at any time during the Term to Develop or Manufacture

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(whether directly or indirectly) the Compound or any Product.  Notwithstanding the foregoing, a Licensee Patent that is included within Subject Licensee Intellectual Property at any time during the Term shall cease to be included within Subject Licensee Intellectual Property on the effective date of termination of this Agreement if such Licensee Patent no longer Covers the Development or Manufacture of the Compound or any Product on the effective date of termination of this Agreement.

1.118   “Subject Licensee Patents” means Licensee Patents that claim Subject Licensee Intellectual Property.

1.119   “Sublicensee” means (a) any Third Party granted a sublicense by either Licensee or any other Person that is also a Sublicensee of any of the rights granted to Licensee by Takeda under Section 2.1, or (b) any Third Party granted a sublicense by either Takeda or any other Person that is also a Sublicensee of any of the rights granted to Takeda by Licensee under Section 2.2 or Section 13.6(d).

1.120   “Takeda California” has the meaning set forth in Section 3.5(d).

1.121   “Takeda Covenant Beneficiaries” means, collectively, (i) Takeda, (ii) Takeda’s Affiliates, (iii) Takeda’s Sublicensees, (iv) any of the direct or indirect licensees, sublicensees, importers, exporters, suppliers, manufacturers, distributors, contractors, agents, or customers of Takeda or any of Takeda’s Affiliates or Sublicensees, and (v) any successors or assigns of any of the Persons referred to in the foregoing clauses (i)-(iv) and this clause (v).

1.122   “Takeda Covenant Patent” means any Patent that Takeda or any of its Affiliates Controls or otherwise has the right to enforce at any time during the Term that (i) Covers the Development, Manufacture, or Commercialization of the Compound or any Product in the Field in the Territory at any time during the Term, and (ii) is not a Takeda Patent or a Joint Patent. Notwithstanding the foregoing, a Patent that is or becomes a Takeda Covenant Patent shall cease to be a Takeda Covenant Patent if, at any time thereafter, such Patent no longer Covers the Development, Manufacture or Commercialization of the Compound or any Product in the Field in the Territory.

1.123   “Takeda Indemnitee” has the meaning set forth in Section 15.1.

1.124   “Takeda Intellectual Property” means, collectively, Takeda Know-How and Takeda Patents.

1.125   “Takeda Know-How” means all Information and Inventions Controlled by Takeda or any of its Affiliates as of the Effective Date that is necessary or useful to Exploit the Compound or any Product in the Field in the Territory.  Takeda Know-How excludes any Information or Inventions contained within a Takeda Patent and any Information or Inventions that are not Controlled by Takeda or any of its Affiliates as of the Effective Date (even if such Information or Inventions is Controlled by Takeda or any of its Affiliates at any time during the Term after the Effective Date).  Notwithstanding the foregoing, Takeda Know-How shall include all pre-clinical data, results and reports generated, and all Inventions conceived or reduced to practice, solely by or on behalf of Takeda or any of its Affiliates at any time during the Term in the course of Takeda’s conduct of the Research Material Synthesis Activities.

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1.126   “Takeda Patents” means all Patents Controlled by Takeda or any of its Affiliates as of the Effective Date that are necessary or useful to Exploit the Compound or any Product in the Field in the Territory.  Takeda Patents are set forth on Exhibit B. “Takeda Patents” excludes any Patents that are not Controlled by Takeda or any of its Affiliates as of the Effective Date (even if such Patents are Controlled by Takeda or any of its Affiliates at any time during the Term after the Effective Date).  Notwithstanding the foregoing, “Takeda Patents” shall include any Patent Controlled by Takeda or any of its Affiliates at any time during the Term that claims an Invention that is necessary or useful to Exploit the Compound or any Product in the Field in the Territory and is conceived and/or reduced to practice solely by, or on behalf of, Takeda or any of its Affiliates in the course of Takeda’s conduct of the Research Material Synthesis Activities.

1.127   “Tax” or “Taxes” means any form of tax or taxation, levy, duty, charge, social security charge, contribution or withholding of whatever nature (including any related fine, penalty, surcharge or interest) imposed by, or payable to, any government, state or municipality, or any local, state, federal or other fiscal, revenue, customs, or excise authority, body or official in the Territory.

1.128   “TDCE” means Takeda Development Centre Europe Ltd.

1.129   “Territory” means all countries, jurisdictions and territories in the world.

1.130   “Term” has the meaning set forth in Section 13.1.

1.131   “Third Party” means a Person other than Takeda and Licensee and their respective Affiliates.

1.132   “Third Party License” has the meaning set forth in Section 7.7(a).

1.133   “Third Party Payments” has the meaning set forth in Section 7.7(a).

1.134   “U.S.” means all countries, possessions and territories in the United States of America (including all possessions and territories thereof, including Puerto Rico).

1.135   “Valid Claim” means (a) a claim of an issued and unexpired Patent included within the Takeda Patents, the Licensee Patents or the Joint Patents, to the extent such claim has not been revoked, held invalid or unenforceable by a patent office, court or other governmental agency of competent jurisdiction in a final order, from which no further appeal can be taken, and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer; or (b) a claim of any patent application (where such claim was filed in good faith) within the Takeda Patents, the Licensee Patents or the Joint Patents, to the extent such claim has not been canceled, withdrawn, abandoned, or pending for more than seven (7) years from its earliest priority date.

ARTICLE 2 – LICENSES

2.1       Licenses from Takeda to Licensee.  Subject to the terms and conditions of this Agreement, Takeda hereby grants to Licensee an exclusive (even as to Takeda and its Affiliates), nontransferable (except as provided in Section 16.4) license, with the right to grant sublicenses

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solely in accordance with Section 2.4, under the Takeda Intellectual Property and Takeda’s rights to the Joint Intellectual Property, to Exploit the Compound and the Products in the Field in the Territory.

2.2       Licenses and Grant-Back Sublicenses from Licensee to Takeda.

(a)        Subject to the terms and conditions of this Agreement, Licensee hereby grants to Takeda a limited, non-exclusive, fully paid-up, royalty-free, non-transferable (except as provided in Section 16.4) license, with the right to grant sublicenses solely in accordance with Section 2.4 to Sublicensees for the sole purpose of performing as a subcontractor any of Takeda’s activities under this Agreement during the Term, under the Subject Licensee Intellectual Property and Licensee’s rights to the Joint Intellectual Property solely as, and to the extent necessary, to enable Takeda in the Field in the Territory, to exercise its express rights and perform its obligations under this Agreement during the Term.

(b)        Subject to the terms and conditions of this Agreement, Licensee hereby grants-back to Takeda a limited, non-exclusive, fully paid-up, royalty-free, non-transferable (except as provided in Section 16.4) sublicense, with the right to further sublicense solely in accordance with Section 2.4 to Sublicensees for the sole purpose of performing as a subcontractor any of Takeda’s activities under this Agreement during the Term, under the Takeda Intellectual Property and Takeda’s rights to the Joint Intellectual Property solely as, and to the extent necessary, to enable Takeda in the Field in the Territory, to exercise its express rights and perform its obligations under this Agreement during the Term.

(c)        Notwithstanding subsections (a) and (b) of this Section 2.2, and subject to the terms and conditions of this Agreement, as of the Effective Date, the Parties do not currently contemplate that Takeda will perform any Development, Manufacturing or Commercialization activities under this Agreement during the Term except as expressly set forth in Section 3.5, Section 5.1 or Section 5.2.

2.3       Covenant Not to Sue.  Licensee, on behalf of itself and its Affiliates, hereby covenants not to assert or cause to be asserted, and will cause its Affiliates not to assert or cause to be asserted, against any Takeda Covenant Beneficiary any claim, including any claim of infringement, under any Licensee Covenant Patent with respect to the Development, Manufacturing, or Commercialization of the Compound or any Product, or the performance of the foregoing activities by, or on behalf of, any Takeda Covenant Beneficiary, in each case, in accordance with this Agreement.  Takeda, on behalf of itself and its Affiliates, hereby covenants not to assert or cause to be asserted, and will cause its Affiliates not to assert or cause to be asserted, against any Licensee Covenant Beneficiary any claim, including any claim of infringement, under any Takeda Covenant Patent with respect to the Development, Manufacturing, or Commercialization of the Compound or any Product, or the performance of the foregoing activities by, on behalf of, any Licensee Covenant Beneficiary, in each case, in accordance with this Agreement.  Each Takeda Covenant Beneficiary or Licensee Covenant Beneficiary, as the case may be, that is not a party to this Agreement is a third party beneficiary solely of this Section 2.3.  If Licensee or any of its Affiliates sells, assigns, licenses, transfers, or otherwise grants any right under any Licensee Covenant Patent to a Third Party, then Licensee or such Affiliate, as applicable, will require such purchaser, assignee, licensee, or transferee to agree in writing to be bound by the same covenant to the same

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extent as made by Licensee and its Affiliates in this Section 2.3.  If Takeda or any of its Affiliates sells, assigns, licenses, transfers, or otherwise grants any right under any Takeda Covenant Patent to a Third Party, then Takeda or such Affiliate, as applicable, will require such purchaser, assignee, licensee, or transferee to agree in writing to be bound by the same covenant to the same extent as made by Takeda and its Affiliates in this Section 2.3.

2.4       Sublicensing; Subcontracting.

(a)        Subject to the terms and conditions of this Agreement, Licensee shall have the right to grant sublicenses, through multiple tiers, under the rights granted by Takeda to Licensee under Section 2.1, to its Affiliates and to one or more Sublicensees.  Licensee shall give prior written notice to Takeda of any grant by Licensee to a Sublicensee (other than a Sublicensee to whom Licensee grants any such sublicense for the sole purpose of performing as a subcontractor any of Licensee’s activities under this Agreement).  For clarity, Licensee’s Sublicensees shall have the right, subject to and upon the terms and conditions of this Agreement, to grant further sublicenses under the rights granted by Takeda to Licensee under Section 2.1.

(b)        Subject to the terms and conditions of this Agreement, Takeda shall have the limited right to grant one or more licenses or sublicenses, as the case may be, under the rights granted to Takeda under Section 2.2 to (i) its Affiliates, with the right to sublicense, to the extent necessary to exercise Takeda’s express rights and perform its obligations under this Agreement during the Term, and/or (ii) one or more vendors, contract research organizations and the like, with the right to sublicense, in order to, on Takeda’s behalf, carry out activities that Takeda is expressly permitted or required to perform under this Agreement during the Term.

(c)        Each sublicense shall refer to and be subordinate to this Agreement and, except to the extent the Parties otherwise agree in writing, any such sublicense must be consistent in all material respects with the terms and conditions of this Agreement.  Each Party shall remain responsible for the performance of this Agreement and the performance of its Sublicensees hereunder.  Promptly after execution of any sublicense agreement with a Sublicensee (other than a Sublicensee with whom the sublicensing Party has executed such sublicense agreement for the sole purpose of enabling such Sublicensee to perform as a subcontractor any of the sublicensing Party’s activities under this Agreement during the Term), the sublicensing Party shall provide a complete and correct copy of such sublicense agreement to the other Party.

(d)        Upon termination of this Agreement pursuant to Section 13.2, Section 13.3 or Section 13.5, Takeda shall offer any Sublicensee (other than a Sublicensee with whom Licensee has executed such sublicense agreement for the sole purpose of enabling such Sublicensee to perform as a subcontractor any of Licensee’s activities under this Agreement during the Term) under a sublicense granted directly by Licensee or any of its Affiliates to such Sublicensee pursuant to this Section 2.4 that was in effect on the effective date of termination of this Agreement the right to enter into a license agreement directly with Takeda on substantially the same terms and conditions under which such sublicense was granted to such Sublicensee, provided that such Sublicensee (i) is not then in breach of its sublicense, (ii) agrees to comply with all the terms of this Agreement to the extent applicable to the rights sublicensed to it by Licensee or any of its Affiliates, and (iii) such agreement does not impose any obligations upon Takeda that exceed the obligations of Takeda under this Agreement.

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(e)        Subject to the terms and conditions of this Agreement, each Party and its Affiliates and Sublicensees shall be permitted to use subcontractors (each a “Subcontractor”) to perform activities that do not require a sublicense of the rights granted to such Party or its Affiliates or Sublicensees under Section 2.1, Section 2.2, Section 2.4(a) or Section 2.4(b), as applicable, and for which such Party is responsible under this Agreement or for which any Affiliate or Sublicensee of such Party is responsible under any applicable sublicense agreement.  The granting of a subcontract hereunder shall not relieve a Party of any of its obligations hereunder or relieve any Affiliate or Sublicensee of such Party from any of the obligations of such Affiliate or Sublicensee under any applicable sublicense agreement, and such Party or, if applicable, each of its subcontracting Affiliates or Sublicensees shall require its Subcontractors to comply, and shall remain responsible for its Subcontractor’s compliance, with all of the terms hereof applicable to such Subcontractor.  Each Party shall ensure that, except to the extent otherwise agreed in writing by the other Party, its Subcontractors and the Subcontractors of any subcontracting Affiliates or Sublicensees of such Party shall (i) have obligations of confidentiality and restrictions on the use of Confidential Information that are no less restrictive than the obligations set forth in Article 12 and, (ii) agree in writing to assign or license (with the right to grant sublicenses) to such Party or such subcontracting Affiliate or Sublicensee, as the case may be, any inventions (and Patents Covering such inventions) made by such Third Party in performing such services for such subcontracting Party or such subcontracting Affiliate or Sublicensee, as the case may be.

2.5       No Implied Licenses. No license or other right is or shall be created or granted hereunder by implication, estoppel, or otherwise.  All licenses and rights are or shall be granted only as expressly provided in this Agreement.  All rights not expressly granted by a Party under this Agreement are reserved by the Party and may not be used by the other Party for any purpose.

ARTICLE 3 – DEVELOPMENT

3.1       Development Responsibilities. Except as otherwise set forth in Section 5.2, Licensee (itself or through its Affiliates or Sublicensees) shall be solely responsible for: (a) all activities related to the Development of the Compound and the Products in the Field in the Territory; and (b) all expenses, including Third Party expenses, related to such Development activities.  Licensee may amend, supplement or update the Development Plan in writing from time to time; provided, however, that Licensee shall provide a copy of such amendment, supplement or update to the Joint Committee promptly following (but in no event more than ten (10) days following) such amendment, supplement or update.

3.2       Development Standards.  Licensee (itself or through its Affiliates or Sublicensees) shall conduct all Development activities in compliance with Applicable Law, including GCP, GLP, and all legal and regulatory requirements pertaining to the design and conduct of Clinical Trials.

3.3       Development Diligence.  Licensee shall use Commercially Reasonable Efforts to Develop [ ]* in the Field in the U.S. and in the E.U.

3.4       Development Diligence in Japan. Subject to Article 8, if Licensee grants to any Third Party a sublicense in Japan under the rights granted to Licensee pursuant to this Agreement, such sublicense agreement shall include an obligation for such Sublicensee to use Commercially Reasonable Efforts to Develop [ ]* in Japan.

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3.5       Transfer of Takeda Know-How and Existing Research Material.

(a)        Promptly (but in any event within [ ]* days) following the Effective Date, Takeda shall commence transferring to Licensee (or at Licensee’s written instruction, to Licensee’s Subcontractor or Sublicensee) all Takeda Know-How in the possession or Control of Takeda or any of its Affiliates, to the extent such Takeda Know‑How has not previously been provided hereunder to Licensee.

(b)        To the extent Takeda subsequently identifies any Takeda Know-How that should have been transferred as provided above, Takeda will promptly provide or make available such additional Takeda Know-How to Licensee (or at Licensee’s written instruction, to Licensee’s Subcontractor or Sublicensee).

(c)        Any Takeda Know-How provided by Takeda pursuant to subsection (a) or (b) above shall be provided by Takeda to Licensee (or at Licensee’s written instruction, to Licensee’s Subcontractor or Sublicensee) in electronic or other format and in the language in which it exists as of the Effective Date.  If such language is other than English, then the Parties will use good faith efforts to determine which Party is responsible for translation services, including costs thereof.

(d)        As of the Effective Date, [ ]* Controls certain quantities of the Research Material as described on Exhibit C (the “Existing Research Material”). Promptly following the Effective Date, Takeda or its Affiliate shall (i) transfer and deliver, or instruct its Subcontractor or Sublicensee to transfer and deliver, to Licensee (or at Licensee’s written instruction, to Licensee’s Subcontractor or Sublicensee) the Existing Research Material and all Information in the possession of Takeda or any of its Affiliates relating to the Existing Research Material and (ii) use Commercially Reasonable Efforts to cause its Subcontractor or Sublicensee to transfer and deliver to Licensee (or at Licensee’s written instruction, to Licensee’s Subcontractor or Sublicensee) all Information in the possession of Takeda’s Subcontractor or Sublicensee  relating to the Existing Research Material to the extent not inconsistent with Takeda’s or its Affiliate’s written agreement with such Subcontractor or Sublicensee. Without limiting Section 11.5 below, THE EXISTING RESEARCH MATERIAL IS PROVIDED TO LICENSEE “AS-IS” AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY WITH RESPECT TO COMPLETENESS, COMPLIANCE WITH REGULATORY STANDARDS OR REGULATIONS OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE EXISTING RESEARCH MATERIAL WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY, OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED.

(e)        Each Party shall use Commercially Reasonable Efforts to complete its obligations under subsections (a) and (c) above within [ ]* days following the Effective Date.

(f)        Subject to subsection (c) above, all out-of-pocket costs incurred by Takeda in connection with the activities performed pursuant to this Section 3.5 shall be at Licensee’s expense.  Takeda shall submit invoices to Licensee from time to time for out-of-pocket costs and expenses incurred by Takeda for activities performed pursuant to this Section 3.5.  Licensee shall remit payment on any undisputed invoice within thirty (30) days following Licensee’s receipt of such invoice.

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3.6       Development and Regulatory Progress Reports. At least [ ]* days prior to each of the start of each Calendar Year and July 1 of each Calendar Year, commencing with the Calendar Year of [ ]*, and ending with the Calendar Year in which the first Regulatory Approvals have been obtained for a Product in both the U.S. and the E.U., Licensee shall provide to Takeda a reasonably detailed written report consisting of (a) an update on the progress of Licensee’s Development activities, including (i) key achievements or milestones to date in the reporting period, and (ii) studies that were run or are in process, (b) a summary of the planned Development activities for the upcoming reporting period and (c) an update on the progress of Licensee’s regulatory activities, including a list of (1) any application(s) for Product INDs and Product NDAs, and amendments and supplements to such applications, submitted to a Regulatory Authority during the reporting period and (2) any responses received from a Regulatory Authority during the reporting period to any application(s) for Product INDs and Product NDAs.  In addition to the foregoing, Licensee shall provide Takeda with updates on the progress of the Development activities pursuant to Article 9. At Takeda’s written request, Licensee shall provide Takeda with a copy, in electronic form if reasonably practicable, of any of such applications and responses referred to in clauses (1) and (2) above.

ARTICLE 4 – REGULATORY

4.1       Regulatory Responsibilities.  After the Effective Date, subject to this Article 4, Licensee shall have the sole right and responsibility for the conduct of all regulatory activities related to the development and submission of Regulatory Materials for the Compound and the Products in the Field in the Territory, including developing regulatory plans and strategies for the Compound and the Products, preparing, obtaining, and maintaining, as applicable, the Regulatory Materials, including the Product INDs and other submissions, and conducting communications with, and making all filings with, the relevant Regulatory Authorities, monitoring of all clinical experiences, maintaining the global safety database, safety monitoring, pharmacovigilance surveillance, compliance and filing of all required safety reports (including annual safety reports) with Regulatory Authorities in the Territory with respect to the Compound and the Products, and reporting on safety issues to safety boards of any nature, including urgent safety information, to investigators, and to applicable Regulatory Authorities.  All Product INDs generated after the Effective Date with respect to the Products in the Field in the Territory under this Agreement shall be owned by, and shall be the sole property and held in the name of, Licensee or its designee.

4.2       Notification of Regulatory Events.  After the Effective Date, Licensee shall notify the Joint Committee, as soon as reasonably practicable, of any action by, or notice or other information that Licensee or its Affiliates receives (directly or indirectly) from, any Third Party (including any Governmental Authority), which: (1) considered in light of all other information related to the Compound or any Product, raises any material concerns regarding the safety of the Product; (2) is reasonably likely to lead to a recall or clinical hold with respect to such Product; or (3) constitutes notice of an investigation, inspection or formal inquiry by any Regulatory Authority regarding such Product.  At Takeda’s written request, Licensee shall provide Takeda with copies of any documents issued by a Regulatory Authority to Licensee following any such investigation or formal inquiry.

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4.3       Regulatory Expenses.  Licensee shall bear all expenses incurred related to the preparation, maintenance, formatting and filing of the Regulatory Materials and any other regulatory activities related to the Compound and any Product.

ARTICLE 5– MANUFACTURING

5.1       Assistance and Support Regarding [ ]*. After the Effective Date, Takeda or its Affiliates shall provide to Licensee reasonable assistance and support in securing a written agreement between Licensee or its Affiliate and [ ]* whereby [ ]* would perform Development activities related to the Manufacture of the Compound for Phase 1 Clinical Trials (the “[  ]* Agreement”).

5.2       [ ]* Research Material. Prior to the Effective Date, Takeda or its Affiliate submitted a request form to [ ]* under that certain [ ]*, pursuant to which [ ]* agreed to perform chemical synthesis of the quantity of Research Material described on Exhibit C (the “[  ]* Research Material”). Promptly following [ ]* completion of such synthesis activities, (a) Takeda shall, or shall instruct [ ]* to, transfer and deliver to Licensee (or at Licensee’s request, Licensee’s Subcontractor or Sublicensee) the [ ]* and all Information in the possession of Takeda or any of its Affiliates relating to the [ ]* and (b) Takeda shall use Commercially Reasonable Efforts to cause [ ]* to transfer and deliver to Licensee (or at Licensee’s written instruction, to Licensee’s Subcontractor or Sublicensee) all Information in the possession of [ ]* relating to the [ ]* to the extent not inconsistent with Takeda’s or its Affiliate’s written agreement with [ ]*. Without limiting Section 11.5 below, THE [ ]* WILL BE PROVIDED TO LICENSEE “AS-IS” AND WITHOUT ANY WARRANTY, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY WITH RESPECT TO COMPLETENESS, COMPLIANCE WITH REGULATORY STANDARDS OR REGULATIONS OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE [ ]* WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY, OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED.

5.3       Manufacturing Responsibilities.  Except as otherwise set forth in Section 5.1 and Section 5.2 above, Licensee (itself or through its Affiliates or Sublicensees) shall be solely responsible for the conduct of all activities related to the Manufacturing and supply of the Compound and the Products in the Field in the Territory and for all expenses, including Third Party expenses, relating to such Manufacturing activities.

ARTICLE 6 - COMMERCIALIZATION

6.1       Commercialization Responsibilities.  Licensee (itself or through its Affiliates or Sublicensees) shall be solely responsible for: (a) all activities relating to the Commercialization of the Products in the Field in the Territory; and (b) all expenses, including Third Party expenses, related to such Commercialization activities.

6.2       Commercialization Diligence.  Licensee (itself or through its Affiliates or Sublicensees) shall use Commercially Reasonable Efforts to Commercialize [ ]* in the Field in the U.S. and in the E.U. throughout the Term.

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6.3       Commercialization Diligence in Japan. Subject to Article 8, if Licensee grants to any Third Party a sublicense in Japan under the rights granted to Licensee pursuant to this Agreement, such sublicense agreement shall include an obligation for such Third Party sublicensee to use Commercially Reasonable Efforts to Commercialize [ ]* in Japan throughout the Term.

6.4       Commercialization Reports.  At least [ ]* days prior to the start of each Calendar Year, commencing with the Calendar Year immediately following the Calendar Year during which the First Commercial Sale occurs, Licensee shall provide to Takeda a reasonably detailed written report consisting of (a) an update on the progress of Licensee’s Commercialization activities, including key achievements or milestones to date in the reporting period, and (b) a summary of the planned Commercialization activities for the upcoming reporting period, such as anticipated commercial launches in various countries and other commercial milestones.

ARTICLE 7– PAYMENT

7.1       Initial Equity Issuance.  As a condition to and as partial consideration for Takeda entering into and granting the licenses and other rights to Licensee under this Agreement, Licensee shall issue to Takeda shares of Licensee’s common stock, $0.001 par value per share (the “Common Stock”), having an equity value equal to Five Million Dollars ($5,000,000), calculated using the arithmetical average closing price for a share of Common Stock as reported by the NASDAQ stock exchange for the [ ]* trading days ending on (and including) the [ ]* trading day prior to the Effective Date (collectively, the “Equity Grant Shares”).  Concurrently with this Agreement, Licensee and Takeda shall enter into a Stock Issuance Agreement, in the form attached hereto as Exhibit D, providing for the issuance of the Equity Grant Shares.

7.2       Development Milestones.  Licensee shall owe to Takeda one-time milestone payments upon the first achievement of each of the events set forth below with respect to the first Product containing the Compound to achieve such event.  Licensee shall promptly notify Takeda in writing following the achievement of each milestone event.  Thereafter, Takeda shall submit to Licensee an invoice for the corresponding milestone payment set forth below. Within thirty (30) days following Licensee’s receipt of any such invoice, Licensee shall remit the applicable milestone payment to Takeda.  Each milestone payment by Licensee pursuant to this Section 7.2 shall be payable only once, regardless of the number of times that such milestone event is achieved for the Product.  All payment amounts listed are in U.S. Dollars.  The total maximum amount payable to Takeda under this Section 7.2 is [ ]*.

Development Milestones.

Milestone Event	Payment Amount

[ ]*	[ ]*

[ ]*	[ ]*

[ ]*	[ ]*

[ ]*	[ ]*

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[ ]*.

7.3       Sales Milestones. Licensee shall owe to Takeda one-time milestone payments upon the first achievement of each of the events set forth below.  Licensee shall promptly notify Takeda in writing following the achievement of each milestone event.  Thereafter, Takeda shall submit to Licensee an invoice for the corresponding milestone payment set forth below. Within ninety (90) days following the Calendar Year during which the applicable milestone event was met, Licensee shall remit the applicable milestone payment to Takeda.  Each milestone payment by Licensee pursuant to this Section 7.3 shall be payable only once, regardless of the number of times that such milestone event is achieved.  All payment amounts listed are in U.S. Dollars.  The total maximum amount payable to Takeda under this Section 7.3 is [ ]*.

Sales Milestones.

Milestone Event	Payment Amount

[ ]*	[ ]*

[ ]*	[ ]*

[ ]*.

7.4       Royalty.  Subject to Sections 7.5, 7.6 and 7.7 below, and during the applicable Royalty Term, Licensee shall pay to Takeda a running royalty on aggregate Net Sales of each Product in the Territory (calculated on a Product-by-Product basis) during each Calendar Year as further consideration for the rights granted hereunder as set forth below:

Annual Net Sales	Rates

On the portion of aggregate Net Sales of the applicable Product in a Calendar Year that is less than [ ]*	[ ]*

On the portion of aggregate Net Sales of the applicable Product in a Calendar Year that is greater than or equal to [ ]*	[ ]*

7.5       Royalty Term.  Royalties under Section 7.4 shall be payable on Net Sales until the expiration of the Royalty Term in each country (at which time sales in such country shall be excluded from all calculations of aggregate Net Sales hereunder) on a Product-by-Product and country-by-country basis beginning upon the First Commercial Sale of the applicable Product in such country in the Territory.

7.6       Royalty Reduction.   The royalty rate set forth in Section 7.4 for Net Sales of a particular Product in a particular country (after any previous reduction(s), if any, made pursuant to the next sentence of this Section 7.6) shall be reduced, on a Product-by-Product and country-by-country basis by: (i) [ ]* at the end of the first to occur Calendar Quarter during which either (a) the last to expire Valid Claim in a Takeda Patent Covering the composition or use of such Product in such

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country expires or has expired and all applicable Regulatory Exclusivity for such Product in such country expires or has expired; or (b) the Generic Competition Percentage in such country of the Territory is greater than or equal to [ ]* and less than [ ]*; and (ii) [ ]* at the end of the first to occur Calendar Quarter during which the Generic Competition Percentage in such country of the Territory is greater than or equal to [ ]*.  In addition, with respect to any Product being Commercialized in the U.S. during the applicable Royalty Term, (a) following expiration of the last to expire Valid Claim in a Takeda Patent published in the FDA’s Orange Book, the royalty rate for such Product set forth in Section 7.4 for Net Sales in the U.S. (after any previous reduction(s), if any, made pursuant to this sentence or the first sentence of this Section 7.6) shall be reduced by [ ]* of such royalty rate until the end of such applicable Royalty Term; and (b) following expiration of the last to expire Valid Claim in a Takeda Patent in the U.S. not published in the FDA’s Orange Book, the royalty rate for such Product set forth in Section 7.4 for Net Sales in the U.S. (after any previous reduction(s), if any, made pursuant to this sentence or the first sentence of this Section 7.6) shall be reduced by [ ]* of such royalty rate until the end of such applicable Royalty Term.  Notwithstanding anything contained in this Agreement to the contrary, none of the reductions to royalties provided in this Section 7.6 shall, individually or in the aggregate, reduce the royalties payable with respect to Net Sales of any Product sold by Licensee, its Affiliates and its and their Sublicensees in any country during the applicable Royalty Term by more than [ ]* of the royalties otherwise owed to Takeda pursuant to Section 7.4.

7.7       Payment for Third Party Licenses.

(a)        During the Term, Licensee or any of its Affiliates will have the right, following reasonable consultation with Takeda, to negotiate and obtain a license under one or more Patents from one or more Third Parties (each such Third Party license (including any license granted in settlement of any litigation as contemplated under Section 10.6) is referred to herein as a “Third Party License”) if in the absence of a license under such Third Party Patents, the Exploitation of the Compound or Product would, in Licensee’s good faith assessment, upon advice of legal counsel, infringe such Third Party Patents.  Except as set forth in clause (c) of this Section 7.7 or as the Parties may otherwise agree in writing, Licensee or any of its Affiliates shall bear any upfront license fees, license option grant or exercise fees, license maintenance fees, milestone payments and royalties under any Third Party License provided that such upfront license fees, license option grant or exercise fees, license maintenance fees, milestone payments and royalties arise in connection with, or pertain to, the Exploitation of the Compound or Products by Licensee or any of its Affiliates or Sublicensees (collectively, the “Third Party Payments”) and any other payments owed to any Third Party for such a Third Party License.

(b)        In the event that Takeda disputes Licensee’s determination that any Third Party Payments are properly subject to the milestone payment and/or royalty offset provided under this Section 7.7 or Licensee’s allocation of any such Third Party Payments to a Product, Takeda may by written notice to Licensee require that such Dispute be resolved in accordance with Article 14 of this Agreement; provided that Licensee shall have the right to take milestone payment and/or royalty reductions pursuant to this Section 7.7 pending resolution of any such Dispute; provided further, that if any such Dispute is resolved in favor of Takeda, then within sixty (60) days of such resolution, Licensee shall pay to Takeda any adjustment in milestone payments and/or royalties due pursuant to this Section 7.7 as required by such resolution.

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(c)        Licensee may credit up to [ ]* of the amount of any Third Party Payments that consist of upfront license fees, license option grant or exercise fees, license maintenance fees or milestone payments paid by Licensee or any of its Affiliates under a Third Party License pursuant to clause (a) above (collectively, “Creditable Payments”), against any milestone payments that would otherwise be payable to Takeda under Section 7.2 or Section 7.3; provided, that in no event will such credit reduce any milestone payment that would otherwise be payable to Takeda under Section 7.2 or Section 7.3 by more than [ ]*.  Licensee may credit (i) any amount that Licensee was unable to credit against milestone payments by virtue of the proviso in the immediately preceding sentence and (ii) up to [ ]* of the amount of any Creditable Payments that consist of royalties paid by Licensee or any of its Affiliates under a Third Party License pursuant to clause (a) above against any royalties that would otherwise be payable to Takeda under Section 7.4.  Licensee may take such credit for Creditable Payments that consist of any such amount referred to in the foregoing clause (i) and/or royalties during a Calendar Quarter for which royalties are payable hereunder; provided, that in no event will such credit reduce the royalties payable to Takeda for such Calendar Quarter by more than [ ]*.

(d)        This Section 7.7 shall not apply to any Third Party Payments payable by Licensee or any of its Affiliates or Sublicensees under any license or other agreement or understanding, written or oral, between Licensee or any of its Affiliates or Sublicensees, on the one hand, and any Third Party, on the other hand, in existence as of the Effective Date.

7.8       Manner of Payment.  Beginning with the Calendar Quarter immediately following the Calendar Quarter during which the First Commercial Sale occurs, within three (3) Business Days following the end of each Calendar Quarter, Licensee shall provide Takeda with a written report containing Licensee’s reasonable good faith estimate of the following information for the Calendar Quarter in order to allow Takeda to comply with internal accounting procedures:  the amount of gross sales (U.S. dollars) of each Product in the Territory, an itemized calculation of Net Sales for each Product in the Territory showing deductions, to the extent practicable, provided for in the definition of “Net Sales,” a calculation of the royalty payment due on such sales, an accounting of the number of units and prices for each Product sold, the application of the reductions, if any, made in accordance with this Article 7, and any other information reasonably required for the purpose of calculating royalties.  Within forty-five (45) days following the end of each Calendar Quarter, Licensee shall provide Takeda with a report containing the information described above in respect of such Calendar Quarter for Takeda’s review and confirmation within ten (10) Business Days from receipt.  In the event that either Party determines that the calculation of Net Sales for a Calendar Quarter deviates from the amounts previously reported to Takeda for any reason (such as, on account of additional amounts collected or Product returns), Licensee and Takeda shall reasonably cooperate to reconcile any such deviations to the extent necessary under applicable legal or financial reporting requirements.  Within the later of (a) sixty (60) days from the end of the Calendar Quarter, or (b) five (5) Business Days following Takeda’s written confirmation of the applicable quarterly report, Licensee shall pay all amounts due to Takeda pursuant to this Article 7 with respect to Net Sales for such Calendar Quarter.

7.9       Exchange Rate. The rate of exchange to be used in computing the amount of currency equivalent in U.S. Dollars owed to a Party under this Agreement shall be the monthly average exchange rate between each currency of origin and U.S. Dollars as reported by the Wall Street

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Journal East Coast Edition.  The monthly average exchange rate shall be the average of (i) the exchange rate published on the last day of the month; and (ii) the exchange rate published on the last day of the preceding month.

7.10     Taxes

(a)        The amounts payable pursuant to this Agreement (“Payments”) shall not be reduced on account of any Taxes unless required by Applicable Law. Licensee shall deduct and withhold from the Payments any Taxes that it is required by Applicable Law to deduct or withhold. Notwithstanding the foregoing, if Takeda is entitled under any applicable tax treaty to a reduction of rate of, or the elimination of, or recovery of, applicable withholding Tax, it may deliver to Licensee or the appropriate Governmental Authority the prescribed forms necessary to reduce the applicable rate of withholding or to relieve Licensee of its obligation to withhold Tax. In such case, Licensee shall apply the reduced rate of withholding, or not withhold, as the case may be, provided that Licensee is in receipt of evidence, in a form reasonably satisfactory to Licensee (e.g., Takeda’s delivery of all applicable documentation) at least two (2) weeks prior to the time that the Payments are due. If, in accordance with the foregoing, Licensee withholds any amount, it shall pay to Takeda the balance when due, make timely payment to the proper taxing authority of the withheld amount, and send Takeda proof of such payment within sixty (60) days following that payment.

(b)        If a Party that owes a Payment under this Agreement assigns its rights and obligations to any Person and if, solely as a result of such assignment, the withholding or deduction of Taxes required by Applicable Law with respect to payments owed by such assignee under this Agreement is increased, then any amount payable under this Agreement shall be increased to take into account such withheld or deducted Taxes as may be necessary so that, after making all required Tax withholdings and deductions (including Tax withholdings and deductions on amounts payable under Section 7.10(a)), the payee receives an amount equal to the sum it would have received as of the Effective Date.

7.11     Audit.  Licensee shall maintain complete and accurate records in sufficient detail to permit Takeda to confirm the accuracy of the calculation of royalty and other payments under this Agreement.  Upon reasonable prior notice, such records shall be available during regular business hours for a period of [ ]* from the end of the Calendar Year to which they pertain for examination at Takeda’s expense, and not more often than once each Calendar Year, by an independent certified public accountant selected by Takeda and reasonably acceptable to Licensee, for the sole purpose of verifying the accuracy of the financial reports furnished by Licensee pursuant to this Agreement.  Any such auditor shall not disclose Licensee’s Confidential Information, except to the extent such disclosure is necessary to verify the accuracy of the financial reports furnished by Licensee or the amount of payments due to Takeda under this Agreement during the prior [ ]*.  Any amounts shown to be owed to Takeda but unpaid shall be paid within thirty (30) days from the auditor’s report, plus interest (as set forth in Section 7.12) from the original due date.  Any amounts shown to have been overpaid shall be refunded within thirty (30) days from the auditor’s report. Takeda shall bear the full expense of such audit unless such audit discloses an underpayment by Licensee of more than [ ]* of the amount due, in which case Licensee shall bear the full expense of such audit.

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7.12     Manner of Payment; Late Payment.  All payments due to Takeda hereunder shall be made in U.S. Dollars by wire transfer of immediately available funds into an account designated by Takeda.  If Takeda does not receive payment of any sum due to it on or before the due date, simple interest shall thereafter accrue on the sum due until the date of payment at the per annum rate of [ ]* over the then-current prime rate quoted by Citibank in New York City or the maximum rate allowable by Applicable Law, whichever is lower.

ARTICLE 8 – RIGHT OF NEGOTIATION FOR EXCLUSIVE LICENSE IN JAPAN

8.1       Japan RON. Licensee hereby grants Takeda a right of negotiation (the “Japan RON”), exercisable in accordance with this Article 8, to receive from Licensee an exclusive license (even as to Licensee and its Affiliates), with the right to sublicense through multiple tiers, under the Takeda Intellectual Property, the Licensee Intellectual Property and Licensee’s rights to the Joint Intellectual Property, to Exploit the Compound and the Products in Japan (such license, the “Japan License”), but only if Licensee enters into discussions or negotiations with a Third Party for the grant by Licensee to such Third Party of a sublicense of any of the rights granted by Takeda to Licensee pursuant to Section 2.1 for purposes of allowing such Third Party to Exploit the Compound or the Product in Japan. If, during the Japan RON Period, Licensee so enters into discussions or negotiations with a Third Party for the grant of such sublicense to such Third Party, Licensee shall promptly (and in any event no later than [ ]* following commencement of such discussions or negotiations with such Third Party) notify Takeda in writing of such discussions or negotiations (the “Japan RON Trigger Notice”). At any time during the Japan RON Period after receipt of a Japan RON Trigger Notice (the “Exercise Period”), Takeda may exercise the Japan RON by delivering written notice thereof to Licensee (the “Exercise Notice”) within [ ]* of receipt of the Japan RON Trigger Notice. If Takeda receives the Japan RON Trigger Notice within the Japan RON Period but less than [ ]* prior to expiration of the Japan RON Period pursuant to Section 1.65(a), then, the Exercise Period shall automatically extend until the date that is [ ]* following the date of Takeda’s receipt of the Japan RON Trigger Notice.

8.2       Japan License Negotiation. If Takeda exercises the Japan RON by providing Licensee with the Exercise Notice during the Exercise Period (as may be extended pursuant to Section 8.1 above), then beginning on the date of Licensee’s receipt of the Exercise Notice and continuing for a period of [ ]*, or such longer period agreed to by the Parties in writing (the “License Negotiation Period”), the Parties will enter into good faith negotiations regarding the terms and conditions of a definitive agreement or an amendment to this Agreement pursuant to which Takeda would receive from Licensee the Japan License (“Japan License Agreement”).  In the Japan License Agreement, the Parties would amend certain other provisions of this Agreement as necessary to reflect the rights and responsibilities of the Parties following Licensee’s grant of the Japan License to Takeda.  Both Parties agree to extend the License Negotiation Period by no more than [ ]* where the Parties have reached agreement on all material terms and conditions of the Japan License Agreement prior to the expiration of the License Negotiation Period and only need additional time to finalize non-material terms or obtain final internal governance approvals.

8.3       Terms of Third Party Agreements. If the Parties fail to execute a Japan License Agreement during the License Negotiation Period (as may be extended pursuant to Section 8.2 above), Takeda’s Japan RON will terminate, and Licensee shall have no further obligations to Takeda with respect to the Japan RON, and shall have all rights to enter into any sublicense or

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other agreement with any Third Party for rights to Exploit the Compound and the Products in Japan; provided, however, that Licensee shall not grant to any Third Party any sublicense to Exploit the Compound or any Product in Japan unless the terms (when considered as a whole) offered by such Third Party for such sublicense or other agreement are more favorable to Licensee than the terms (when considered as a whole) offered by Takeda for the Japan License. Licensee shall use good faith in its consideration and comparison of the terms and conditions of the Japan License Agreement offered by Takeda and the terms and conditions of any sublicense or other agreement proposed by any Third Party.

8.4       Termination of Discussions. Notwithstanding any other provision of this Article 8, if Licensee determines at any time not to enter into, or to discontinue, any discussions or negotiations with any Third Parties for the grant of a sublicense to Exploit the Compound or the Product in Japan, then Licensee shall have the right to terminate such discussions or negotiations with such Third Parties if such discussions or negotiations are underway, and the right not to enter into, or to terminate, any discussions or negotiations with Takeda under this Article 8 for the grant to Takeda of the Japan License; provided, however, that if during the Japan RON Period, Licensee then subsequently again enters into discussion or negotiations with any Third Party for the grant by Licensee to such Third Party of a sublicense to Exploit the Compound or any Product in Japan, then Licensee shall provide the Japan RON Trigger Notice to Takeda in accordance with Section 8.1 above and the terms of this Article 8 shall again apply.

ARTICLE 9 - JOINT COMMITTEE; RELATIONSHIP MANAGERS

9.1       Joint Committee Overview. As set forth more fully below, the Parties agree that during the Term, the Joint Committee shall provide a forum for communication between the Parties, including the discussion of Licensee’s progress of the Development of the Compound and the Products pursuant to the Development Plan, including any amendments, supplements or updates to such Development Plan, and Licensee’s progress of material regulatory activities with respect to the Compound and the Products.

9.2       Formation.  In accordance with this Article 9, the Parties agree to establish and convene the Joint Committee promptly after the Effective Date.  The Joint Committee shall consist of an equal number of representatives designated by each Party and operate by the procedures in accordance with this Article 9.  From time to time, each Party may replace any of its Joint Committee representatives by written notice to the other Party specifying the prior representative(s) and their replacement(s).  Either Party may designate substitutes for its Joint Committee representatives if one (1) or more of such Party’s designated representatives is unable to be present at a meeting.  Each Party shall ensure that its Joint Committee representatives and other meeting participants are subject to confidentiality and non-use obligations at least as restrictive as those set forth in this Agreement prior to participation in any Joint Committee meeting.

9.3       Meetings. Unless the Joint Committee otherwise determines, the Joint Committee shall meet twice every Calendar Year and at such other times as the Joint Committee or the Parties may agree.  The first meeting of the Joint Committee shall be held as soon as reasonably practicable.  Meetings may be held in person, telephonically or by means of videoconference, as the Parties may mutually agree.  Additional non-members of the Joint Committee having relevant experience

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may from time to time be invited to participate in a Joint Committee meeting.  Non-member participants shall only be allowed to attend if: (1) the other Party’s representatives have consented to the attendance (such consent not to be unreasonably withheld, delayed or conditioned); and (2) such non-member participant is subject to confidentiality and non-use obligations at least as restrictive as those set forth in this Agreement.  Each Party shall remain responsible for any failure by its representatives and invitees to comply with the confidentiality and non-use obligations contained in this Agreement.  The Parties agree that the costs incurred by each Party in connection with its (and its representatives’ and invitees’) participation at any meetings under this Article 9 shall be borne solely by such Party.

9.4       Authority.  The Joint Committee shall have no decision-making authority and shall not have any power to amend, modify or waive compliance with this Agreement.

9.5       Dissolution of the Joint Committee. The Joint Committee shall be dissolved upon the expiration or termination of this Agreement.

9.6       Relationship Managers. Promptly after the Effective Date, each Party shall appoint (and notify the other Party of the identify of) a senior representative having a general understanding of pharmaceutical development and commercialization issues to act as its relationship manager (each, a “Relationship Manager”). From time to time, each Party may replace its Relationship Manager with any other senior representative having a general understanding of pharmaceutical development and commercialization issues by written notice to the other Party specifying the replacement. Each Party shall ensure that its Relationship Manager is subject to confidentiality and non-use obligations at least as restrictive as those set forth in Article 12 hereof. Each Party shall remain responsible for any failure by its Relationship Manager to comply with the confidentiality and non-use obligations contained in this Agreement. The Relationship Managers shall serve as the contact points between the Parties to (i) facilitate the exchange of information related to the progress of Licensee’s Development and Commercialization of the Compound and the Products, (ii) promote communication and coordination between the Parties, (iii) seek consensus within the respective Party’s organization and with the other Party regarding key issues; (iv) facilitate the review of external corporate communications; (v) facilitate the transfer activities contemplated by Section 3.5 above, and (vi) raise cross-Party and/or cross-functional disputes in a timely manner. The Relationship Managers shall have no decision-making authority and shall not have any power to amend, modify or waive compliance with this Agreement.

ARTICLE 10 - INTELLECTUAL PROPERTY MATTERS

10.1     Ownership of Inventions.  Inventorship shall be determined in accordance with U.S. patent laws.  Each Party shall own any Inventions made solely by its own employees, agents, or independent contractors in the course of conducting any activities under this Agreement, together with all intellectual property rights therein (the “Sole Inventions”).  The Parties shall jointly own any Inventions that are made jointly by employees, agents, or independent contractors of each Party in the course of performing activities under this Agreement, together with all intellectual property rights therein (the “Joint Inventions”).  The Parties shall also jointly own any Information that is jointly generated or developed by the employees, agents, or independent contractors of each Party in the course of performing activities under this Agreement, together with all intellectual property rights therein (the “Joint Information”).  Subject to the terms and conditions of this

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Agreement (including the licenses granted by either Party to the other Party pursuant to this Agreement), each Party shall have the right to disclose, use and exploit Joint Inventions and Joint Information, in each case without the consent of the other Party and without having to account to the other Party for any such disclosure, use or exploitation. Notwithstanding the foregoing, neither Party shall disclose, use or Exploit any Joint Invention or Joint Information to the detriment of the other Party if such Joint Invention or Joint Information directly relates to the Compound or any Product.

10.2     Disclosure of Inventions.  Each Party shall promptly disclose to the other Party any invention disclosures, or other similar documents, submitted to it by its employees, agents or independent contractors describing Inventions that such Party believes are patentable Joint Inventions.

10.3     Prosecution of Patents.

(a)        Takeda Patents.  Beginning on the Effective Date, and except as otherwise provided in this Section 10.3(a), as between the Parties, Licensee shall have the sole right and authority to prepare, file, prosecute and maintain the Takeda Patents on a worldwide basis using outside counsel that is mutually acceptable to both Parties.  Licensee shall bear all expenses of preparation, filing, prosecution and maintenance of Takeda Patents in the Territory. Licensee shall provide Takeda a reasonable opportunity to review and comment on material communications from any patent authority regarding the Takeda Patents and drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses.  Licensee shall consider Takeda’s comments regarding such communications and drafts in good faith, but Licensee shall have the final decision-making authority with respect to such communications and drafts, except that, during the Japan RON Period, Takeda shall have final decision-making authority in Japan with respect to such communications and drafts.  If Licensee determines in its sole discretion to abandon or not maintain any Takeda Patent(s) that is being prosecuted or maintained by Licensee in one or more countries in the Territory, then Licensee shall provide Takeda with written notice of such determination within a period of time reasonably necessary to allow Takeda to determine, on a terminated country-by-country basis in its sole discretion, its interest in assuming the primary right and authority to prosecute and maintain such Takeda Patent(s) in such terminated country(ies) at Takeda’s sole cost and expense (which notice by Licensee shall be given no later than sixty (60) days prior to the final deadline for any pending action or response that may be due with respect to such Takeda Patent(s) with the applicable patent authority). In the event Takeda provides written notice expressing its interest to assume the primary right and authority to prosecute and maintain such Takeda Patent(s) in such terminated country(ies), all rights in such Takeda Patents granted to Licensee under this Agreement shall terminate with respect to such terminated country(ies). Licensee and Takeda shall take all action necessary and execute and deliver all documents or instruments required to enable Takeda to assume the primary right and authority to prosecute and maintain such Takeda Patent(s) in the terminated country(ies). If Takeda assumes the primary right and authority to prosecute and maintain any Takeda Patent(s) in accordance with this subsection (a), Takeda may determine in its sole discretion to abandon or not maintain any such Takeda Patents.

(b)        Licensee Patents. Licensee shall have the sole right and authority to prepare, file, prosecute and maintain the Licensee Patents on a worldwide basis at its own expense. Licensee

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shall provide an updated list of Subject Licensee Patents at least annually at a Joint Committee meeting. If Licensee or any of its Affiliates sells, assigns, licenses, transfers, or otherwise grants any right under any Subject Licensee Patent to a Third Party, then Licensee or such Affiliate, as applicable, will require such purchaser, assignee, licensee, or transferee to agree in writing to recognize Takeda’s rights under, and be bound to the same extent as Licensee by, Section 2.2, Article 8 and Section 13.6, with respect to such Subject Licensee Patent. Any sale, assignment, license, transfer or grant by Licensee or any of its Affiliates in violation of the terms of the foregoing sentence shall be null, void and of no legal effect.

(c)        Joint Patents.  Except as otherwise provided in this Section 10.3(c), Licensee shall have the primary right and authority to prepare, file, prosecute and maintain Joint Patents on a worldwide basis at its own expense using outside counsel that is mutually acceptable to both Parties.  The Parties shall confer and mutually agree to a filing strategy and Licensee shall provide Takeda a reasonable opportunity to review and comment on material communications from any patent authority regarding the Joint Patents and drafts of any material filings or responses to be made to such patent authorities in advance of submitting such filings or responses.  Licensee shall consider Takeda’s comments regarding such communications and drafts in good faith, but Licensee shall have the final decision-making authority with respect to such communications and drafts to the extent that the subject matter of the Joint Patents is necessary or useful to Exploit the Compound or any Product in the Field in the Territory, except that, during the Japan RON Period, Takeda shall have final decision-making authority in Japan with respect to such communications and drafts to the extent that the subject matter of the Joint Patents is necessary or useful to Exploit the Compound or any Product in the Field in Japan. If Licensee determines in its sole discretion to abandon or not maintain any Joint Patent(s), then Licensee shall provide Takeda with written notice of such determination within a period of time reasonably necessary (which notice from Licensee shall be given no later than sixty (60) days prior to any final deadline for any pending action or response that may be due with respect to such Joint Patent(s) with the applicable patent authority) to allow Takeda and Licensee to determine and mutually agree what to do with such Joint Patent(s) and, absent any such mutual agreement by Takeda and Licensee, to allow Takeda to determine its interest in assuming the primary right and authority to prosecute and maintain such Joint Patent(s).  In the event that Takeda and Licensee do not agree in writing on a course of action with respect to such Joint Patent(s) and that Takeda provides written notice to Licensee expressing its interest to assume the primary right and authority to prosecute and maintain such Joint Patent(s), (i) Licensee and Takeda shall take all action necessary and execute and deliver all documents or instruments required to enable Takeda to assume the primary right and authority to prosecute and maintain such Joint Patent(s) and (ii) Takeda shall thereafter have the right and authority to prosecute and maintain such Joint Patents at its cost; provided, however, that Licensee shall reimburse Takeda for [ ]* of the reasonable expenses actually incurred by Takeda in prosecuting and maintaining such Joint Patents promptly following Takeda’s presentation of invoices detailing such expenses if, but only if, such reasonable expenses are actually incurred by Takeda during any portion of the Term that such Joint Patent or Joint Patents in respect of which Takeda incurs such reasonable expenses Covered the Exploitation of the Compound or any Product and no Takeda Patent, Subject Licensee Patent or Joint Patent in respect of which Licensee is prosecuting and maintaining at Licensee’s sole cost and expense Covers the Exploitation of the Compound or any Product. If Licensee fails to make any reimbursement payment within thirty (30) days following Takeda’s presentation of invoices, then Licensee shall free of charge assign and transfer to Takeda

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the ownership of, and interest in, such Joint Patent(s) in the applicable country, and Licensee shall cooperate with Takeda for the assignment and transfer to Takeda of such Joint Patent(s) in such country and all rights of Licensee in such Joint Patent(s) under this Agreement shall terminate. If Takeda assumes the primary right and authority to prosecute and maintain any Joint Patent(s) in accordance with this subsection (c), Takeda may determine in its sole discretion to abandon or not maintain any such Joint Patent(s).

(d)        Cooperation in Prosecution.  Each Party shall provide the other Party reasonable assistance and cooperation in the Patent prosecution efforts provided above in this Section 10.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution, as well as further actions as set forth below.

(i)         Licensee shall prepare, file, maintain and prosecute the Takeda Patents, Licensee Patents and Joint Patents as set forth in, and subject to, this Section 10.3.  As used herein, “prosecution” of such Patents shall include all communication and other interaction with any patent office or patent authority having jurisdiction over a patent application in connection with pre-grant proceedings.

(ii)       All communications between the Parties relating to the preparation, filing, prosecution or maintenance of the Takeda Patents, the Licensee Patents and the Joint Patents, including copies of any draft or final documents or any communications received from or sent to patent offices or patenting authorities with respect to such Patents, shall be considered Confidential Information and subject to the confidentiality provisions of Article 12.

(iii)      Assignments to Licensee Patents and Joint Patents shall be effected as follows: (1) employees or agents of Licensee that are named as inventors on Licensee Patents shall assign their interest in such Patents to Licensee; and (2) employees or agents of Takeda or Licensee that are named as inventors on Joint Patents shall assign their interest in such Patents to their respective employer.

10.4     Orange Book Listing.  Subject to Section 10.3, Licensee shall be solely responsible for listing and maintaining all appropriate Takeda Patents, Licensee Patents and Joint Patents in the Orange Book, including payment of all expenses related to such maintenance incurred after the Effective Date.  Upon request of Licensee, Takeda shall cooperate with Licensee to file appropriate information with the FDA for listing any Takeda Patents and any Joint Patents in the Orange Book.  The obligations of Licensee under this Section 10.4 with respect to Takeda Patents and Joint Patents shall only be applicable for those Patents for which Licensee has the primary right and authority to prosecute and maintain in the U.S. pursuant to, and in accordance with, the provisions of Section 10.3.

10.5     Infringement of Patents by Third Parties.

(a)        Notification.  Each Party shall promptly notify the other Party in writing of any existing, alleged or threatened infringement of the Takeda Patents, Joint Patents or Licensee Patents in the Field in the Territory of which it becomes aware, and shall provide all Information in such Party’s possession or control demonstrating such infringement.

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(b)        Infringement Action.

(i)         Licensee shall have the right, but not the obligation, to bring an appropriate suit or other action against any Third Party engaged in any existing, alleged or threatened infringement of any Takeda Patent or Joint Patent related to the making, using, importing, offering for sale or selling a Product in the Field in the Territory (a “Product Infringement”), subject to Section 10.5(b)(ii) through 10.5(b)(iv), below.

(ii)       Licensee shall notify Takeda of its election to take any action in accordance with Section 10.5(b)(i) at least ten (10) days before any time limit set forth in an Applicable Law or regulation, including the time limits set forth under the Hatch-Waxman Act (21 U.S.C. § 355).  In the event Licensee does not so elect, Licensee shall so notify Takeda in writing, and Takeda shall have the right, but not the obligation, to commence a suit or take action to enforce the applicable Takeda Patent or Joint Patent against such Third Party perpetrating such Product Infringement in the Territory at its own expense.  If one Party elects to bring suit or take action against the Product Infringement, then the other Party shall have the right, prior to commencement of the trial, suit or action, to join any such suit or action at such other Party’s expense.

(iii)      Each Party shall provide to the Party enforcing any such rights under this Section 10.5(b) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Applicable Law to pursue such action.  The enforcing Party shall keep the other Party regularly informed of the status and progress of such enforcement efforts, shall reasonably consider the other Party’s comments on any such efforts, including determination of litigation strategy and filing of important papers to the competent court.

(iv)       Subject to this Section 10.5(b)(iv), the enforcing Party shall be solely responsible for all expenses arising from a suit or action against a Product Infringement. For the avoidance of doubt, the enforcing Party shall not be responsible for the other Party’s internal expenses (e.g., FTEs) incurred as a result of the other Party’s cooperation with the enforcement action as provided in Section 10.5(b)(iii).  The Party not bringing an action with respect to Product Infringement in the Territory under this Section 10.5(b) shall be entitled to separate representation in such matter by legal counsel of its own choice and at its own expense, but such Party shall at all times cooperate fully with the Party bringing such action.

(c)        Settlement.  Neither Party shall settle any claim, suit or action that it brought under this Section 10.5 with respect to any Takeda Patent or Joint Patent without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(d)        Allocation of Proceeds.  If either Party recovers monetary damages from any Third Party in a suit or action brought under Sections 10.5(b), or any settlement proceeds from any settlement in accordance with the provisions of 10.5(c), or any fees, payments or royalties from a license agreement with a Third Party related to any alleged Product Infringement, whether such damages, settlement proceeds or fees, payments or royalties result from the infringement of Takeda Patents or Joint Patents, such recovery shall be allocated first to the reimbursement of any expenses incurred by the Parties in such litigation, action or license, and any remaining amounts shall be split as follows:  (i) if such suit or action is initiated or defended by Licensee, such amounts shall

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be retained by Licensee and treated as Net Sales for purposes of the royalties due to Takeda under this Agreement or (ii) if such suit or action was initiated or defended by Takeda, such amounts shall be retained by Takeda.

10.6     Infringement of Third Party Rights in the Territory. Notwithstanding Section 7.7:

(a)        Notice.  If any Product used or sold by Licensee, its Affiliates, or Sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of a Patent granted in the Territory, the Party first having notice of the claim or assertion shall promptly notify the other Party, the Parties shall agree on and enter into an “identity of interest agreement” wherein such Parties agree to their shared, mutual interest in the outcome of such potential dispute, and thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action.

(b)        Defense.  Pursuant to, and in accordance with, Section 15.3, Licensee shall have the obligation to defend any such Third Party claim or assertion of infringement of a Patent as described in Section 10.6(a) above, at Licensee’s expense.  Takeda, at Licensee’s expense, shall reasonably cooperate with Licensee’s defense of the claim or assertion, including if required to conduct such defense, furnishing a power of attorney. The obligations of Licensee under this Section 10.6(b) may be performed or discharged by Licensee directly or through Affiliates or Sublicensees of Licensee.  If Licensee recovers monetary damages from any such Third Party asserting such a claim of infringement as a result of counter claims brought by such defending Party based on any Takeda Patent or Joint Patent, or any royalties from a license agreement with such Third Party, such recovery shall be allocated in accordance with the provisions of Section 10.5(d).

(c)        Settlement; Licenses.  Neither Party shall enter into any settlement of any claim described in this Section 10.6 that affects the other Party’s rights or interests without such other Party’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

(d)        No Duty to Investigate or Inquire.  Nothing in this Section 10.6 shall be construed or interpreted as imposing on either Party any express or implied duty to investigate or make inquiry regarding intellectual property rights of Third Parties.

10.7     Patent Oppositions and Other Proceedings.

(a)        Third-Party Patent Rights.  If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination or other attack upon the validity, title or enforceability of a Patent owned or controlled by a Third Party and having one or more claims that covers a Product, or the use, sale, offer for sale or importation of a Product (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 10.6, in which case the provisions of Section 10.6 shall govern), such Party shall so notify the other Party and the Parties shall promptly confer to determine whether to bring such action or the manner in which to settle such action.  Licensee shall have the exclusive right, but not the obligation, to bring at its own expense and in its sole control such action in the Territory.  If Licensee does not bring such an action in the Territory, within ninety (90) days of notification

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thereof pursuant to this Section 10.7(a) (or earlier, if required by the nature of the proceeding), then Takeda shall have the right, but not the obligation, to bring, at Takeda’s sole expense, such action.  The Party not bringing an action under this Section 10.7(a) shall be entitled to separate representation in such proceeding by legal counsel of its own choice and at its own expense, and shall cooperate fully with the Party bringing such action.

(b)        Parties’ Patent Rights.  If any Takeda Patent, Joint Patent or Licensee Patent becomes the subject of any proceeding commenced by a Third Party within the Territory in connection with an opposition, reexamination request, action for declaratory judgment, nullity action, interference or other attack upon the validity, title or enforceability thereof (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, an action for infringement against a Third Party under Section 10.5, in which case the provisions of Section 10.5 shall govern), then the Party responsible for filing, preparing, prosecuting and maintaining such Patent as set forth in Section 10.3 hereof, shall control such defense at its own expense.  The controlling Party shall permit the non-controlling Party to participate in the proceeding to the extent permissible under Applicable Law, and to be represented by its own legal counsel in such proceeding, at the non-controlling Party’s expense.  If either Party decides that it does not wish to defend against such action, then the other Party shall have a backup right to assume defense of such Third-Party action at its own expense.  Any awards or amounts received in defending any such Third-Party action shall be allocated between the Parties as provided in Section 10.5(d).

ARTICLE 11 – REPRESENTATIONS AND WARRANTIES

11.1     Mutual Representations, Warranties and Covenants.  Each of the Parties hereby represents and warrants to the other Party as of the Effective Date and covenants that:

(a)        Organization.  It is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, and has all requisite power and authority, corporate or otherwise, to execute, deliver, and perform this Agreement.

(b)        Binding Agreement.  This Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, or other laws of general application affecting the enforcement of creditor rights, judicial principles affecting the availability of specific performance, and general principles of equity (whether enforceability is considered in a proceeding at law or equity).

(c)        Authorization.  The execution, delivery, and performance of this Agreement by such Party have been duly authorized by all necessary corporate action and do not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Applicable Law or any order, writ, judgment, injunction, decree, determination, or award of any court or governmental body, or administrative or other agency presently in effect applicable to such Party.

(d)        No Further Approval.  It is not aware of any government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Applicable Law, currently in effect, necessary for, or in connection with, the transactions

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contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements (save for Regulatory Approvals and similar authorizations from Regulatory Authorities necessary for the Exploitation of the Compound and any Product as contemplated hereunder).

(e)        No Inconsistent Obligations.  Neither Party nor any of its Affiliates is under any obligation, contractual or otherwise, to any Person that conflicts with or is inconsistent in any material respect with the terms of this Agreement, or that would impede the diligent and complete fulfillment of its obligations hereunder.

(f)        Transparency Reporting.  Each Party shall be responsible for tracking and reporting transfers of value initiated and controlled by its and its Affiliates’ employees, contractors, and agents pursuant to the requirements of the marketing reporting laws of any Government Authority in the Territory, including Section 6002 of the Patient Protection and Affordable Care Act, commonly referred to as the “Sunshine Act.”

11.2     Additional Representations, Warranties and Covenants of Takeda.  Takeda represents and warrants as of the Effective Date and covenants to Licensee that:

(a)        Takeda has all rights necessary to grant the licenses under the Takeda Intellectual Property existing as of the Effective Date that it grants to Licensee in this Agreement.  As of the Effective Date, there are no Regulatory Materials.

(b)        As of the Effective Date, the Patents set forth in Exhibit B represent all Patents that Takeda or any of its Affiliates owns or Controls that claim or disclose any invention necessary or useful for the Exploitation of the Compound or any Product in the Field in the Territory. Takeda is the sole and exclusive owner of the entire right, title and interest in the Takeda Patents free of any encumbrance, lien, or claim of ownership by any Third Party.

(c)        To Takeda’s Knowledge, there is no actual or threatened infringement or misappropriation of the Takeda Intellectual Property by any Person in the Territory.

(d)        The Takeda Patents are being diligently prosecuted in the Territory in accordance with Applicable Law.  To Takeda’s Knowledge, the Takeda Patents have been filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment.

(e)        To Takeda’s Knowledge, each of the Takeda Patents properly identifies each and every inventor of the claims thereof as determined in accordance with Applicable Law of the jurisdiction in which such Takeda Patent is issued or such application is pending.

(f)        To Takeda’s Knowledge, the confidential Takeda Know-How has been kept confidential or has been disclosed to Third Parties only under terms of confidentiality.  To the Knowledge of Takeda, no breach of such confidentiality has been committed by any Third Party.

(g)        The Inventions claimed or disclosed by the Takeda Patents (i) were not conceived, discovered, developed, or otherwise made in connection with any research activities funded, in

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whole or in part, by the federal government of the U.S. or any agency thereof, (ii) are not a “subject invention” as that term is described in 35 U.S.C. Section 201(f), and (iii) are not otherwise subject to the provisions of the Bayh-Dole Act.

(h)        Takeda has not been debarred by the FDA, and is not subject to any such debarment or similar sanction by any other Regulatory Authorities in the Territory, and neither Takeda nor any of its Affiliates has used, or will engage, in any capacity, in connection with this Agreement, any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FFDCA.  Takeda shall inform Licensee in writing promptly if it or any Person engaged by Takeda or any of its Affiliates who is performing activities under this Agreement is debarred or is the subject of a conviction described in Section 306 of the FFDCA, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Takeda’s Knowledge, is threatened, relating to the debarment or conviction of Takeda or any such Person performing activities hereunder.

(i)         To Takeda’s Knowledge, there are no material claims, judgments, or settlements against, or amounts with respect thereto, owed by Takeda or any of its Affiliates to any Third Parties relating to the Takeda Intellectual Property in the Territory.

(j)         No claim or litigation in the Territory has been brought or, to Takeda’s Knowledge, threatened by any Person alleging, and Takeda has no Knowledge of any claim, whether or not asserted: (i) that any of the Takeda Patents is invalid or unenforceable, (ii) that the Takeda Intellectual Property, or the disclosing, copying, making, assigning, or licensing of the Takeda Intellectual Property, violates, infringes, or otherwise conflicts or interferes with, or would violate, infringe, or otherwise conflict or interfere with, any intellectual property or proprietary right of any Person; or (iii) related to the Development of the Product, as of the Effective Date.

(k)        To the extent permissible under Applicable Law, all employees of Takeda or its Affiliates performing activities under this Agreement shall be under an obligation to assign all right, title and interest in and to their inventions and other know-how, whether or not patentable, and intellectual property rights therein, to Takeda or its Affiliate(s) as the sole owner thereof.  Licensee shall have no obligation to contribute to any remuneration of any inventor employed or previously employed by Takeda or any of its Affiliates in respect of any such inventions, Information and discoveries and intellectual property rights therein.  Takeda will pay all such remuneration, if any, due to such inventors with respect to such inventions and other know-how and intellectual property rights therein.

(l)         In performing its obligations under this Agreement, or any ancillary agreements (if any), Takeda shall, and shall cause its Affiliates to, comply with all Applicable Law, including any applicable anti-corruption or anti-bribery laws or regulation, of any Governmental Authority with jurisdiction over the activities performed by Takeda or its Affiliates in furtherance of such obligations.

11.3     Additional Representations, Warranties and Covenants of Licensee.  Licensee represents and warrants as of the Effective Date and covenants to Takeda that:

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(a)        Licensee has not been debarred by the FDA, and is not subject to any such debarment or similar sanction by any other Regulatory Authorities in the Territory, and neither Licensee nor any of its Affiliates has used, or will engage, in any capacity, in connection with this Agreement, any Person who either has been debarred by such a Regulatory Authority, or is the subject of a conviction described in Section 306 of the FFDCA.  Licensee shall inform Takeda in writing promptly if it or any Person engaged by Licensee or its Affiliates who is performing activities under this Agreement is debarred or is the subject of a conviction described in Section 306 of the FFDCA, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to Licensee’s Knowledge, is threatened, relating to the debarment or conviction of Licensee or any such Person performing activities hereunder.

(b)        To the extent permissible under Applicable Law, all employees of Licensee or its Affiliates performing activities under this Agreement shall be under an obligation to assign all right, title and interest in and to their inventions and other know-how, whether or not patentable, and intellectual property rights therein, to Licensee or its Affiliate(s) as the sole owner thereof.  Takeda shall have no obligation to contribute to any remuneration of any inventor employed or previously employed by Licensee or any of its Affiliates in respect of any such inventions, Information and discoveries and intellectual property rights therein that are so assigned to Licensee or its Affiliate(s).  Licensee will pay all such remuneration, if any, due to such inventors with respect to such inventions and other know-how and intellectual property rights therein.

(c)        In performing its obligations under this Agreement, or any ancillary agreements (if any), Licensee shall, and shall cause its Affiliates to, comply with all Applicable Law, including any applicable anti-corruption or anti-bribery laws or regulation, of any Governmental Authority with jurisdiction over the activities performed by Licensee or its Affiliates in furtherance of such obligations.

11.4     No Other Representations or Warranties.  EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE 11, THE PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF NON-INFRINGEMENT OR AS TO THE VALIDITY OF ANY PATENTS IN THE TERRITORY.

11.5     Research Material.  SUBJECT TO THE EXPRESS TERMS OF THIS AGREEMENT, LICENSEE ACKNOWLEDGES AND AGREES THAT THE EXISTING RESEARCH MATERIAL AND THE [ ]* PROVIDED TO LICENSEE BY OR ON BEHALF OF TAKEDA OR ANY OF ITS AFFILIATES IN CONNECTION WITH THIS AGREEMENT ARE EXPERIMENTAL IN NATURE AND MAY HAVE UNKNOWN CHARACTERISTICS.  LICENSEE SHALL USE PRUDENCE AND REASONABLE CARE IN THE USE, HANDLING, STORAGE, TRANSPORTATION, DISPOSITION, AND CONTAINMENT OF THE EXISTING RESEARCH MATERIAL AND THE [ ]*.  EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, WITHOUT LIMITING THE FOREGOING, THE EXISTING RESEARCH MATERIAL AND THE [ ]* IS MADE AVAILABLE ON AN “AS-IS” BASIS, WITHOUT WARRANTY WITH RESPECT TO COMPLETENESS, COMPLIANCE

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WITH REGULATORY STANDARDS OR REGULATIONS OR FITNESS FOR A PARTICULAR PURPOSE OR ANY WARRANTY THAT THE USE OF THE EXISTING RESEARCH MATERIAL OR THE [ ]* WILL NOT INFRINGE OR VIOLATE ANY PATENT OR OTHER PROPRIETARY RIGHTS OF ANY THIRD PARTY, OR ANY OTHER KIND OF WARRANTY WHETHER EXPRESS OR IMPLIED.

ARTICLE 12 –  CONFIDENTIALITY

12.1     Nondisclosure.  Each Party agrees that, during the Term and for a period of [ ]* thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) shall (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own confidential or proprietary information of similar kind and value, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement (it being understood that this Section 12.1 shall not create or imply any rights or licenses not expressly granted under this Agreement).  Notwithstanding anything to the contrary in the foregoing, the obligations of confidentiality and non-use with respect to any trade secret (to the extent understood by a Party to be a trade secret) within such Confidential Information shall survive such [ ]* period for so long as such Confidential Information remains protected as a trade secret under Applicable Law.

12.2     Exceptions.  The obligations in Section 12.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent evidence:

(a)        is publicly disclosed by the Disclosing Party or any of its Affiliates, either before or after it is disclosed to the Receiving Party hereunder;

(b)        is known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party;

(c)        is subsequently disclosed to the Receiving Party or any of its Affiliates on a non-confidential basis by a Third Party that, to the Receiving Party’s Knowledge, is not bound by a similar duty of confidentiality or restriction on its use;

(d)        is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party or any of its Affiliates, generally known or available, either before or after it is disclosed to the Receiving Party;

(e)        is independently discovered or developed by or on behalf of the Receiving Party or any of its Affiliates without the use of or access to Confidential Information belonging to the Disclosing Party; or

(f)        is the subject of written permission to disclose provided by the Disclosing Party.

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12.3     Authorized Disclosure.  The Receiving Party may disclose Confidential Information belonging to the Disclosing Party only to the extent such disclosure is reasonably necessary in the following instances:

(a)        filing or prosecuting Patents as permitted by this Agreement;

(b)        filing Regulatory Materials in order to obtain or maintain Regulatory Approvals;

(c)        prosecuting or defending litigation, including responding to a subpoena in a Third Party litigation;

(d)        complying with Applicable Law or regulations or court or administrative orders;

(e)        to its Affiliates, licensees, prospective licensees, Sublicensees or prospective Sublicensees, subcontractors or prospective subcontractors, payors, consultants, agents and advisors on a “need-to-know” basis in order for the Receiving Party to exercise its rights or fulfill its obligations under this Agreement, each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive (except for the duration of such restrictions, which shall be no less than five (5) years) than those set forth in this Article 12; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 12.3(e) to treat such Confidential Information as required under this Article 12; or

(f)        to its actual or prospective lenders, investors, acquirers, merger-partners, and to any investment advisors, each of whom prior to disclosure must be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than those set forth in this Article 12 (except for the duration of such restrictions which shall be no less than five (5) years solely in the case of Confidential Information that consists of the existence of this Agreement and the terms hereof, if and only if the Receiving Party uses reasonable efforts to obtain a term of such obligations equal to that herein); provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 12.3(f) to treat such Confidential Information as required under this Article 12.

(g)        If and whenever any Confidential Information is disclosed in accordance with this Section 12.3, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement).  Notwithstanding the foregoing, in the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to clauses (a) through (d) of this Section 12.3, it shall, except where impracticable, give reasonable advance notice to the other Party of such disclosure and use not less than the same efforts to secure confidential treatment of such information as it would to protect its own confidential information from disclosure and shall be jointly and severally liable for any breach of this Article 12 by such Person.

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12.4     Terms of this Agreement.  The Parties acknowledge that this Agreement and all of the respective terms of this Agreement shall be treated as Confidential Information of both Parties.

12.5     Publicity.  Each Party agrees not to issue any press release or other public statement disclosing the execution of this Agreement and any other information relating to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party, not to be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, disclosures (including press releases or public statements) required by Applicable Law or regulations or court or administrative orders shall not be prohibited by this Section 12.5 if such disclosures are subject to Section 12.3(d) above, and disclosures (including press releases or public statements) required to comply with a Party’s disclosure obligations under applicable securities laws, the rules and regulations of the Securities and Exchange Commission or the national securities exchange in which a Party’s equity securities may be listed for trading shall not be prohibited by this Section 12.5 but shall be subject to Section 12.6.

12.6     Securities Filings.  Notwithstanding anything to the contrary in this Article 12, in the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document that describes or refers to the terms and conditions of this Agreement or any related agreements between the Parties, such Party shall notify the other Party of such intention and shall provide the other Party with a copy of relevant portions of the proposed filing promptly (and in any event, at least five (5) Business Days (or such shorter time to meet any filing deadline where it is not practical to provide the other Party with such notice) prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto that refer to the other Party or the terms and conditions of this Agreement or any related agreements between the Parties; provided, however, that if such Party proposes to file this Agreement as an exhibit to any such filing and to request confidential treatment for portions of this Agreement in connection with any such filing, then such Party shall provide the other Party with a copy of the relevant portions of the proposed filing at least ten (10) Business Days prior to such filing.  The Party making such filing shall cooperate in good faith with the other Party to seek confidential treatment of the terms and conditions of this Agreement or any related agreements between the Parties that the other Party requests to be kept confidential or otherwise afforded confidential treatment and for which confidential treatment is available under applicable securities laws, rules and regulations, and shall only disclose Confidential Information that it is reasonably advised by legal counsel is legally required to be disclosed.  No such notice shall be required if the description of or reference to this Agreement or a related agreement between the Parties contained in the proposed filing has been included in any previous filing made by the either Party in accordance with this Section 12.6 or otherwise approved by the other Party or disclosed in a prior press release by the Parties or other prior public disclosure made by a Party in accordance with the terms of this Article 12.

12.7     Publication.  Neither Party shall submit for publication or presentation, or publish or present, any academic, scientific or medical abstract, publication or presentation disclosing the Takeda Know-How (other than Information or Inventions with respect to the Compound or any Product) or Joint Know-How that relates solely to the Compound or the Products or any Joint Inventions without first submitting such proposed abstract, publication or presentation to the other

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Party, and complying with the provisions set forth below in this Section 12.7.  Written copies of any proposed publication or presentation required to be submitted by a Party hereunder shall be submitted to the other Party no later than forty-five (45) days before submission for publication or presentation (the “Review Period”). The other Party shall provide its comments with respect to such publications and presentations within thirty (30) days following its receipt of such written copy. The Review Period may be extended for an additional thirty (30) days in the event the other Party can, within ten (10) days following receipt of the written copy, demonstrate reasonable need for such extension including for the preparation and filing of patent applications.  All publications relating to the use of the Compound and/or a Product in the Field by a Party shall be prepared, presented and/or published in accordance with pharmaceutical industry accepted guidelines including: (a) International Committee of Medical Journal Editors (ICMJE) guidelines, (b) Uniform Requirements for Manuscripts Submitted to Biomedical Journals: Writing and Editing for Biomedical Publication, (c) Pharmaceutical Research and Manufacturers of America (PhRMA) guidelines, and (d) Principles on Conduct of Clinical Trials.

12.8     Equitable Relief.  Given the nature of the Confidential Information and the competitive damage that could result to a Party upon unauthorized disclosure, use or transfer of its Confidential Information to any Third Party, the Parties agree that monetary damages may not be a sufficient remedy for any breach of this Article 12.  In addition to all other remedies, a Party shall be entitled to seek specific performance and injunctive and other equitable relief as a remedy for any breach or threatened breach of this Article 12.

ARTICLE 13 – TERM AND TERMINATION

13.1     Term.  This Agreement shall become effective as of the Effective Date and shall continue in full force and effect until the expiration of this Agreement as described in this Section 13.1, unless earlier terminated pursuant to this Article 13 (the “Term”).  This Agreement shall expire as follows:

(a)        on a country-by-country and Product-by-Product basis, upon the expiration of the Royalty Term with respect to each Product in each country in the Territory, as applicable; or

(b)        in its entirety, upon the expiration of the Royalty Term with respect to the last Product Commercialized in the last country in the Territory.

Upon expiration of this Agreement pursuant to Section 13.1(a) with respect to a Product in a country of the Territory, subject to the terms and conditions of this Agreement and except to the extent any rights are granted to or retained by Takeda pursuant to Article 8, Licensee will have a perpetual, irrevocable, exclusive, fully-paid and royalty-free license, with the right to grant sublicenses, under the Takeda Intellectual Property and Takeda’s rights to the Joint Intellectual Property to Exploit such Product in the Field in such country of the Territory.  Upon expiration of this Agreement in its entirety pursuant to Section 13.1(b), subject to the terms and conditions of this Agreement and except to the extent any rights are granted to or retained by Takeda pursuant to Article 8, Licensee will have a perpetual, irrevocable, exclusive, fully-paid and royalty-free license, with the right to grant sublicenses, under the Takeda Intellectual Property and Takeda’s rights to the Joint Intellectual Property to Exploit any and all Products in the Field in all countries in the Territory.

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13.2     Termination for Material Breach.

(a)        Either Party (the “Non-Breaching Party”) may terminate this Agreement in its entirety in the event the other Party (the “Breaching Party”) has materially breached this Agreement, and such material breach has not been cured within [ ]* (other than any breach for failure to pay, which shall be [ ]*) after receipt of written notice of such breach by the Breaching Party from the Non-Breaching Party (the “Cure Period”).  The written notice describing the alleged material breach shall provide sufficient detail to put the Breaching Party on notice of such material breach. Any termination of this Agreement pursuant to this Section 13.2(a) shall become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period, or unless such allegedly breaching Party disputes such breach in accordance with Section 13.2(b).  The right of either Party to terminate this Agreement as provided in this Section 13.2(a) shall not be affected in any way by such Party’s waiver of or failure to take action with respect to any previous breach under this Agreement.

(b)        If the Parties reasonably and in good faith disagree as to whether there has been a material breach, including whether such breach was material, the Party that disputes whether there has been a material breach may contest the allegation in accordance with Article 14.  Notwithstanding anything to the contrary contained in Section 13.2(a), the Cure Period for any Dispute shall run from the date that written notice was first provided to the Breaching Party by the Non-Breaching Party through the resolution of such Dispute pursuant to Article 14, and it is understood and acknowledged that, during the pendency of a Dispute pursuant to this Section 13.2(b), all of the terms and conditions of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations under this Agreement.

13.3     Termination by Licensee.  Licensee shall have the right to terminate this Agreement for any or no reason upon providing [ ]* prior written notice to Takeda.  Notwithstanding the foregoing, in the event that Licensee provides such a notice of termination, Takeda may, in its sole discretion, reduce the applicable notice period set forth above by providing written notice thereof to Licensee.

13.4     Termination for Patent Challenge.  Takeda may terminate this entire Agreement at any time upon written notice to Licensee, if Licensee, or any of Licensee’s Affiliates, or its or their Sublicensees, directly, or indirectly through assistance granted to a Third Party, commences any interference or opposition proceeding, challenges the validity or enforceability of, or opposes any extension of or the grant of a supplementary protection certificate with respect to (a “Patent Proceeding”) any Takeda Patent or any other Patent Controlled by Takeda that claims or discloses the composition of matter or the method of making or using the Compound or any Product anywhere in the Territory except for a country in the Territory in which this Agreement has been terminated prior to the commencement of any such Patent Proceeding.  However, Takeda’s right to terminate this Agreement under this Section 13.4 shall not apply to any Affiliate of Licensee that first becomes an Affiliate of Licensee after the Effective Date of this Agreement in connection with a merger or acquisition event, or any Sublicensee, where such Affiliate or Sublicensee was undertaking activities in connection with a Legal Proceeding prior to such merger or acquisition event or the grant of such sublicense, provided such Affiliate or Sublicensee promptly ceases all activities in the furtherance of such Patent Proceeding and withdraws or terminates with prejudice

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any such Patent Proceeding within [ ]* days of such merger or acquisition event or grant of sublicense.

13.5     Termination for Insolvency.

(a)        Either Party may terminate this Agreement in its entirety upon providing written notice to the other Party on or after the time that such other Party makes a general assignment for the benefit of creditors, files an insolvency petition in bankruptcy, petitions for or acquiesces in the appointment of any receiver, trustee or similar officer to liquidate or conserve its business or any substantial part of its assets, commences under the laws of any jurisdiction any proceeding involving its insolvency, bankruptcy, reorganization, adjustment of debt, dissolution, liquidation or any other similar proceeding for the release of financially distressed debtors, or becomes a party to any proceeding or action of the type described above, and such proceeding or action remains un-dismissed or un-stayed for a period of more than sixty (60) days.

(b)        All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Code and other similar laws in any other jurisdiction outside of the Territory (collectively, the “Bankruptcy Laws”), licenses of rights to “intellectual property” as defined under the Bankruptcy Laws.  If a case is commenced during the Term by or against a Party under Bankruptcy Laws then, unless and until this Agreement is rejected as provided pursuant to such Bankruptcy Laws, such Party (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee) shall perform all of the obligations in this Agreement intended to be performed by such Party.  If a case is commenced during the Term by or against a Party under the Bankruptcy Laws, this Agreement is rejected as provided for under the Bankruptcy Laws, and the non-bankrupt Party elects to retain its rights hereunder as provided for under the Bankruptcy Laws, then the Party subject to such case under the Bankruptcy Laws (in any capacity, including debtor-in-possession) and its successors and assigns (including a Title 11 trustee), shall provide to the non-bankrupt Party copies of all Patents and Information necessary for the non-bankrupt Party to prosecute, maintain and enjoy its rights under the terms of this Agreement.  All rights, powers and remedies of the non-bankrupt Party as provided herein are in addition to and not in substitution for any and all other rights, powers and remedies now or hereafter existing at law or in equity (including the Bankruptcy Laws) in the event of the commencement of a case by or against a Party under the Bankruptcy Laws.  In particular, it is the intention and understanding of the Parties to this Agreement that the rights granted to the Parties under this Section 13.5 are essential to the Parties’ respective businesses and the Parties acknowledge that damages are not an adequate remedy.

13.6     Effects of Termination.  All of the following effects of termination are in addition to the other rights and remedies that may be available to either of the Parties under this Agreement and shall not be construed to limit any such rights or remedies.  Upon the termination of this Agreement (other than as a result of the expiration of the Term pursuant to Section 13.1):

(a)        Notwithstanding anything contained in this Agreement to the contrary, all rights and licenses granted herein to Licensee shall terminate and Licensee shall cease any and all Development and Commercialization activities with respect to the Compound and the Products;

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(b)        Except as otherwise expressly set forth in this Agreement, all payment and other obligations hereunder shall terminate, other than those that are accrued and unpaid as of the effective date of such termination;

(c)        Takeda shall thereafter have all rights, on a fully paid-up and royalty-free basis, previously licensed to Licensee hereunder;

(d)        Subject to Section 13.6(j), upon the termination of this Agreement (other than any termination of this Agreement by Licensee pursuant to Section 13.2 or Section 13.5), Licensee hereby grants to Takeda, effective as of the effective date of such termination, an exclusive (even as to Licensee), transferable, fully paid-up, royalty-free, license with the right to sublicense through multiple tiers in the Field in the Territory, under the Subject Licensee Intellectual Property and Licensee’s rights in the Joint Intellectual Property, to Exploit the Compound and the Products in the Field in the Territory; and upon termination, Licensee shall provide Takeda with a listing of all Subject Licensee Patents subject to this obligation.  Notwithstanding anything express or implied in this Agreement to the contrary, for purposes of this Section 13.6(d) and Section 13.6(j), the Subject Licensee Intellectual Property shall not include any Licensee Intellectual Property that, pursuant to any license agreement between Licensee or any of its Affiliates and a Third Party that provides Licensee or any of its Affiliates with in-licenses of any intellectual property rights from such Third Party, would require any of Licensee or its Affiliates to make any payment or payments to such Third Party at any time and from time to time from and after the effective date of termination of this Agreement in connection with the Exploitation of the Compound or any Product in the Field in the Territory, unless and until Licensee and Takeda shall have entered into a written agreement agreeing that (1) such Licensee Intellectual Property shall be included in the Subject Licensee Intellectual Property and (2) Takeda shall make payment to Licensee or such Third Party of all of such payment or payments to which such Third Party is entitled from Licensee or any of its Affiliates;

(e)        Licensee shall in good faith coordinate the wind-down of Licensee’s efforts under this Agreement, and Licensee, as soon as reasonably practical after the effective date of such termination, shall provide to Takeda, as applicable and to the extent permitted under any applicable Third Party contract (i) any Information, including copies of all Clinical Trial data and results, and the like developed by or for the benefit of Licensee relating to the Compound or any Product and any unused Research Material, and (ii) other documents to the extent relating to the Compound or any Product that are necessary in the continued Development, Commercialization or Manufacture of the Compound or any Product (including material documents and agreements relating to the sourcing and Manufacture of a Product for sale, promotion, distribution, or use of the Compound or any Product).  Licensee shall cooperate with Takeda to provide a transfer of such material Information and documents.  At Takeda’s request, Licensee shall assign to Takeda any and all agreements to which Licensee, or any of its Affiliates, and a Third Party are parties, and that govern the Development, Commercialization or Manufacturing activities conducted in connection with the Compound or any Product prior to such termination, or if such assignment is not permitted under the relevant agreement, (A) grant to Takeda other rights to provide to Takeda the benefit of such non-assignable agreement, at Takeda’s expense, to the extent permitted under the terms of such non-assignable agreement; or (B) to the extent not permitted under the terms of such non-assignable agreement, the Parties shall discuss in good faith an alternative solution to enable

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Takeda to receive, at Takeda’s expense, the benefit of the terms of such non-assignable agreement.  All costs and expenses incurred by Licensee in connection with Licensee’s activities under this Section 13.6(e), Section 13.6(g) or Section 13.6(h) shall be borne or reimbursed by Takeda; provided, however, that notwithstanding the foregoing, (1) if Takeda terminates this Agreement pursuant to Section 13.2 or 13.4, then all costs and expenses incurred by Takeda or Licensee in connection with any activities contemplated by this Section 13.6 shall be borne or reimbursed by Licensee, and (2) if Licensee terminates this Agreement pursuant to Section 13.3, then all costs and expenses incurred by each Party in connection with any activities contemplated by this Section 13.6 shall be borne by such Party;

(f)        Subject to the payment of all amounts required under Section 13.6(b) above, Licensee shall have the right to sell or otherwise dispose of any inventory of the Products on hand at the time of such termination or in the process of Manufacturing; provided, however, Licensee shall, at Takeda’s election, either destroy or return to Takeda any Products that have not been sold or used within [ ]* months following such termination;

(g)        Licensee shall transfer and assign to Takeda any and all Regulatory Materials directly and solely related to the Compound and the Products, including Product INDs and Product NDAs and, upon Takeda’s request, shall make available to Takeda any other relevant information reasonably related to such Regulatory Materials including inspection reports developed by Licensee with respect to any Third Party who is conducting Development, Manufacturing or Commercialization activities on Licensee’s behalf;

(h)        Takeda shall have the right (but not the obligation) to assume all prosecution, maintenance, and enforcement activities under Article 10 with respect to Takeda Patents and Joint Patents at Takeda’s sole cost and expense. Licensee shall cooperate with Takeda and provide Takeda with reasonable assistance and cooperation with the prosecution, maintenance, and enforcement activities with respect to Takeda Patents and Joint Patents;

(i)         The provisions in Section 2.4(d) shall apply in the case of a termination of this Agreement pursuant to Section 13.2, Section 13.3 or Section 13.5;

(j)         If (A) a license is granted to Takeda pursuant to Section 13.6(d), other than due to Takeda’s termination of this Agreement pursuant to Section 13.4, and (B) Licensee has achieved Completion of a Phase 1 Clinical Trial for a Product prior to the date it delivers notice of termination to Takeda, then in addition to the other provisions of this Section 13.6:

(i)         Takeda shall owe to Licensee one-time milestone payments upon the first achievement of each of the events set forth below with respect to the first Product containing the Compound to achieve such event (but only if the event had not yet been achieved prior to the effective date of such termination).  Takeda shall promptly notify Licensee in writing following the achievement of each milestone event.  Thereafter, Licensee shall submit to Takeda an invoice for the corresponding milestone payment set forth below. Within [ ]* days following Takeda’s receipt of any such invoice, Takeda shall remit the applicable milestone payment to Licensee.  Each milestone payment by Takeda pursuant to this Section 13.6(j)(i) shall be payable only once, regardless of the number of times that such milestone event is achieved for the Product.  All

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payment amounts listed are in U.S. Dollars.  The total maximum amount payable to Licensee under this Section 13.6(j)(i) is [ ]*.

Development Milestones.

Milestone Event	Payment Amount

[ ]*	[ ]*

[ ]*	[ ]*

[ ]*	[ ]*

[ ]*	[ ]*

(ii)       Takeda shall owe to Licensee one-time milestone payments upon the first achievement of each of the events set forth below (but only if the event had not yet been achieved prior to the effective date of such termination).  Takeda shall promptly notify Licensee in writing following the achievement of each milestone event.  Thereafter, Licensee shall submit to Takeda an invoice for the corresponding milestone payment set forth below. Within ninety (90) days following the Calendar Year during which the applicable milestone event was met (but only if the event had not yet been achieved prior to the effective date of such termination), Takeda shall remit the applicable milestone payment to Licensee.  Each milestone payment by Takeda pursuant to this Section 13.6(j)(ii) shall be payable only once, regardless of the number of times that such milestone event is achieved.  All payment amounts listed are in U.S. Dollars.  The total maximum amount payable to Takeda under this Section 13.6(j)(ii) is [ ]*.

Sales Milestones.

Milestone Event Payment Amount

[ ]*	[ ]*

[ ]*	[ ]*

(iii)      Subject to Subsections (iv), (v) and (vi) of this Section 13.6(j), and during the applicable Royalty Term, Takeda shall pay to Licensee a running royalty on aggregate Net Sales of each Product in the Territory (calculated on a Product-by-Product basis) during each Calendar Year as further consideration for the rights granted hereunder as set forth below:

Annual Net Sales Rates

[ ]*	[ ]*

[ ]*	[ ]*

Solely for purposes of this Section 13.6(j)(iii), Section 13.6(j)(iv) and Section 13.6(j)(v), the definition of the term Royalty Term is hereby modified so that the reference in clause (a) of such

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definition to the words “Takeda Patent” is hereby replaced with the words “Takeda Patent or Subject Licensee Patent”.  In addition, for purposes of this Section 13.6(j), Subject Licensee Patent(s) shall not include any Licensee Patent(s) that is or are not included in Subject Licensee Intellectual Property pursuant to, and in accordance with, Section 13.6(d).

(iv)       Royalties under Section 13.6(j)(iii) shall be payable on Net Sales until the expiration of the Royalty Term in each country (at which time sales in such country shall be excluded from all calculations of aggregate Net Sales hereunder) on a Product-by-Product and country-by-country basis beginning upon the First Commercial Sale of the applicable Product in such country in the Territory.

(v)        The royalty rate set forth in Section 13.6(j)(iii) for Net Sales of a particular Product in a particular country (after any previous reduction(s), if any, made pursuant to the next sentence of this Section 13.6(j)(v)) shall be reduced, on a Product-by-Product and country-by-country basis by: (i) [ ]* at the end of the first to occur Calendar Quarter during which either (a) the last to expire Valid Claim in a Takeda Patent or Subject Licensee Patent Covering the composition or use of such Product in such country expires or has expired and all applicable Regulatory Exclusivity for such Product in such country expires or has expired; or (b) the Generic Competition Percentage in such country of the Territory is greater than or equal to [ ]* and less than [ ]*; and (ii) [ ]* at the end of the first to occur Calendar Quarter during which the Generic Competition Percentage in such country of the Territory is greater than or equal to [ ]*.  In addition, with respect to any Product being Commercialized in the U.S. during the applicable Royalty Term, (a) following expiration of the last to expire Valid Claim in a Takeda Patent or Subject Licensee Patent published in the FDA’s Orange Book, the royalty rate for such Product set forth in Section 13.6(j)(iii) for Net Sales in the U.S. (after any previous reduction(s), if any, made pursuant to this sentence or the first sentence of this Section 13.6(j)(v)) shall be reduced by [ ]* of such royalty rate until the end of such applicable Royalty Term; and (b) following expiration of the last to expire Valid Claim in a Takeda Patent or Subject Licensee Patent in the U.S. not published in the FDA’s Orange Book, the royalty rate for such Product set forth in Section 13.6(j)(iii) for Net Sales in the U.S. (after any previous reduction(s), if any, made pursuant to this sentence or the first sentence of this Section 13.6(j)(v)) shall be reduced by [ ]* of such royalty rate until the end of such applicable  Royalty Term. Notwithstanding anything contained in this Agreement to the contrary, none of the reductions to royalties provided in this Section 13.6(j)(v) shall, individually or in the aggregate, reduce the royalties payable with respect to Net Sales of any Product sold by Takeda, its Affiliates, its licensees and its and their Sublicensees in any country during the applicable Royalty Term by more than [ ]* of the royalties otherwise owed to Licensee pursuant to Section 13.6(j)(iii).

(vi)       If Takeda is required to pay royalties to Licensee pursuant to Section 13.6(j)(iii), then all of the provisions of Sections 7.7 –7.12 shall also be applicable with respect to such royalties required to be paid by Takeda to Licensee pursuant to Section 13.6(j)(iii), except that any reference in Sections 7.7-7.12 to Licensee shall be deemed to be a reference to Takeda and any reference in Sections 7.7-7.12 to Takeda shall be deemed to be a reference to Licensee.

(vii)     For the avoidance of doubt, if this Agreement is terminated other than by Licensee pursuant to Section 13.3 above or Licensee has not achieved Completion of a Phase 1

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Clinical Trial for a Product prior to the date it delivers notice of termination to Takeda, then Takeda shall not owe any amounts set forth in this Section 13.6(j) to Licensee.

13.7     Remedies.  Notwithstanding anything to the contrary in this Agreement, except as otherwise set forth in this Agreement, termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration, nor prejudice either Party’s right to obtain performance of any obligation.  Each Party shall be free, pursuant to Article 14, to seek, without restriction as to the number of times it may seek, damages, expenses and remedies that may be available to it under Applicable Law or in equity and shall be entitled to offset the amount of any damages and expenses obtained against the other Party in a final determination under Section 14.3, against any amounts otherwise due to such other Party under this Agreement.

13.8     Survival.  The following provisions shall survive any expiration or termination of this Agreement for the period of time specified therein (or, if no such period is specified, indefinitely): Articles 1, 7 (but only to the extent relating to milestone events occurring on or prior to the date of expiration or termination, or only with respect to royalties owed, if any, on Products sold prior to the date of expiration or termination, or sold after such termination to the extent expressly permitted under this Agreement), 12, 13, 14, 15 and 16 and Sections 2.4(d), 2.5, 10.1, 10.2 (with respect to any disclosure obligations that arise on or prior to expiration or termination), 10.3(c) (with respect to Licensee’s obligation to notify Takeda of Licensee’s decision to abandon or not maintain Joint Patents), 10.3(d)(ii), 10.3(d)(iii) and 10.5(d) (to the extent any suit or action under that section is still pending upon expiration or termination).

ARTICLE 14 – DISPUTE RESOLUTION

14.1     Exclusive Dispute Resolution Mechanism.  The Parties agree that the procedures set forth in this Article 14 shall be the exclusive mechanism for resolving any dispute, controversy, or claim between the Parties arising out of or relating to this Agreement, including the breach, termination or validity thereof, and the Parties’ rights and obligations hereunder (each, a “Dispute”, and collectively, the “Disputes”) which are not resolved through good faith negotiation between the Parties.

14.2     Resolution by Executive Officers.  Except as otherwise provided in this Section 14.2, in the event of any Dispute, the Parties shall first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves.  In the event that such Dispute is not resolved on an informal basis within [ ]* Business Days after receipt of written notice of such Dispute by a Party, either Party may, by written notice to the other Party, refer the Dispute to the Executive Officers (or their designees) for attempted resolution by good faith negotiation for a period of [ ]* days after such notice is received (the “Resolution Period”).  Each Party may, in its sole discretion, seek resolution of any Dispute that is not resolved within the Resolution Period in accordance with Section 14.3; provided, however, that except as set forth in Sections 14.4 and 14.5, neither Party shall seek resolution of any Dispute in accordance with Section 14.3 unless such Dispute has been referred to the Executive Officers under this Section 14.2 and the Resolution Period with respect to such Dispute has expired.

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14.3     Alternative Dispute Resolution.  The Parties desire that any Dispute be resolved in an efficient, speedy, and economical manner via an alternative dispute resolution process.  To achieve that end, any Dispute the Parties are unable to resolve informally, or pursuant to Section 14.2 above, shall be resolved by arbitration pursuant to the Alternative Dispute Resolution provisions set forth on Exhibit E, the result of which shall be binding upon the Parties.  The Parties shall have the right to be represented by counsel in such proceeding.

14.4     Preliminary Injunctions.  Notwithstanding anything in this Agreement to the contrary, a Party may seek a temporary restraining order and/or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis prior to the decision of the Panel on the ultimate merits of the Dispute.

14.5     Patent and Trademark Disputes.  Notwithstanding anything in this Agreement to the contrary, any and all issues regarding the scope, construction, validity, and enforceability of any Patent or trademark relating to the Product that is the subject of this Agreement shall be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent or trademark laws of the country in which such Patent or trademark rights were granted or arose.

14.6     Payment Tolling.  During the pendency of any Dispute resolution proceeding between the Parties under this Article 14, the obligation to make any payment under this Agreement from one Party to the other Party, which payment is the subject, in whole or in part, of a proceeding under this Article 14, shall be tolled until the final outcome of such Dispute has been established.

14.7     Confidentiality.  Any activities conducted under this Article 14, including any proceedings and decisions under Section 14.3, shall be deemed Confidential Information of each of the Parties, and shall be subject to Article 12.

ARTICLE 15 – INDEMNIFICATION

15.1     Indemnification by Licensee.  Subject to, and upon, the terms, conditions and limitations set forth in this Article 15, Licensee hereby agrees to defend, indemnify and hold harmless Takeda and its Affiliates, and each of their respective directors, officers, employees, agents and representatives (each, a “Takeda Indemnitee”) from and against any and all claims, suits, actions, demands, liabilities, expenses and/or losses, including reasonable legal expense and attorneys’ fees (collectively, the “Losses”), to which any Takeda Indemnitee may become subject as a result of any claim, demand, action or other proceeding by any Third Party (each, a “Claim”) to the extent such Losses arise directly or indirectly out of: (a) the practice by Licensee or any of its Affiliates of any license granted to it under Article 2; (b) the use, handling, storage, sale or other disposition of the Existing Research Material, the [ ]*, the Compound or any Product by Licensee, any of its Affiliates or any of its Sublicensees or Subcontractors, including any use of the Existing Research Material, the [ ]*, the Compound or any Product by Licensee or any of its Affiliates, Sublicensees or Subcontractors for Development and Commercialization or other Exploitation; (c) the breach by Licensee of any warranty, representation, covenant or agreement made by Licensee in this Agreement; (d) the alleged or actual negligence, gross negligence or willful misconduct (including to the extent such negligence, gross negligence or willful misconduct gives rise to Product Liabilities under any legal theory) of Licensee, any of its Affiliates or any of its Sublicensees or

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Subcontractors, or any officer, director, employee, agent or representative thereof; or (e) the [ ]* Agreement, if any, and the use, handling, storage, sale or other disposition of the Compound or any Information produced in connection with the [ ]* Agreement, by Licensee, any of its Affiliates or any of its Sublicensees or Subcontractors, including any use of the Compound or any such Information by Licensee or any of its Affiliates, Sublicensees or Subcontractors for Development and Commercialization or other Exploitation; except, with respect to each of subsections (a) through (e) above, to the extent such Losses arise directly or indirectly from (i) the negligence, gross negligence or willful misconduct of any Takeda Indemnitee or (ii) the breach by Takeda of any warranty, representation, covenant or agreement made by Takeda in this Agreement.

15.2     Indemnification by Takeda.  Subject to, and upon, the terms, conditions and limitations set forth in this Article 15, Takeda hereby agrees to defend, indemnify and hold harmless Licensee and its Affiliates and each of their respective directors, officers, employees, agents and representatives (each, a “Licensee Indemnitee”) from and against any and all Losses to which any Licensee Indemnitee may become subject as a result of any Claim to the extent such Losses arise directly or indirectly out of: (a) the practice by Takeda or any of its Affiliates or Sublicensees of any rights licensed to Takeda under Section 13.6(d) or Article 2 (except for any Losses arising directly or indirectly out of or otherwise relating to the Existing Research Material, the [ ]*, the Compound produced in connection with the [ ]* Agreement or any Information produced in connection with the [ ]* Agreement, unless and to the extent that Takeda is required to indemnify for any of such Losses due to a breach of covenant under clause (c) below); (b) the use, handling, storage, sale or other disposition of the Compound or any Product by Takeda or any of its Affiliates, Third Party licensees, Sublicensees or Subcontractors, including any use of the Compound or any Product by Takeda or any of its Affiliates, Third Party licensees, Sublicensees or Subcontractors for Development and Commercialization or other Exploitation after the Term under Section 13.6(d); (c) the breach by Takeda of any warranty, representation, covenant or agreement made by Takeda in this Agreement; or (d) the alleged or actual negligence, gross negligence or willful misconduct (including to the extent such negligence, gross negligence or willful misconduct gives rise to Product Liabilities under any legal theory) of Takeda or any of its Affiliates, Takeda’s licensees (other than Licensee or any of its Affiliates, or any of its or their Sublicensees or Subcontractors), Takeda’s Sublicensees or Takeda’s Subcontractors, or any officer, director, employee, agent or representative thereof; except, with respect to each of subsections (a) through (d) above, to the extent such Losses arise directly or indirectly from (i) the negligence, gross negligence or willful misconduct of any Licensee Indemnitee, or (ii) the breach by Licensee of any warranty, representation, covenant or agreement made by Licensee in this Agreement.

15.3     Indemnification Procedures.

(a)        Notice.  Promptly after a Takeda Indemnitee or a Licensee Indemnitee (each, an “Indemnitee”) receives notice of a pending or threatened Claim, such Indemnitee shall give written notice of the Claim to the Party from whom the Indemnitee is entitled to receive indemnification pursuant to Section 15.1 or 15.2, as applicable (the “Indemnifying Party”).  However, an Indemnitee’s delay in providing or failure to provide such notice shall not relieve the Indemnifying Party of its indemnification obligations, except to the extent it can demonstrate prejudice due to the delay or lack of notice.

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(b)        Defense.  Upon receipt of notice under Section 15.3(a) from the Indemnitee, the Indemnifying Party shall have the duty to either compromise or defend, at its own expense and by legal counsel (reasonably satisfactory to Indemnitee), such Claim.  The Indemnifying Party shall promptly (and in any event not more than twenty (20) days after receipt of the Indemnitee’s original notice) notify the Indemnitee in writing that it acknowledges its obligation to indemnify the Indemnitee with respect to the Claim pursuant to this Article 15 and of its intention either to compromise or defend such Claim.  Once the Indemnifying Party gives such notice to the Indemnitee, the Indemnifying Party is not liable to the Indemnitee for the fees of other legal counsel or any other expenses subsequently incurred by the Indemnitee in connection with such defense, other than the Indemnitee’s reasonable expenses of investigation and cooperation.  However, the Indemnitee shall have the right to employ separate legal counsel and to control the defense of a Claim at its own expense.

(c)        Cooperation.  The Indemnitee shall cooperate fully with the Indemnifying Party and its legal representatives in the investigation and defense of any Claim.  The Indemnifying Party shall keep the Indemnitee informed on a reasonable and timely basis as to the status of such Claim (to the extent the Indemnitee is not participating in the defense of such Claim) and conduct the defense of such Claim in a prudent manner.

(d)        Settlement.  If an Indemnifying Party assumes the defense of a Claim, no compromise or settlement of such Claim may be effected by the Indemnifying Party without the Indemnitee’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), unless: (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claims that may be made against the Indemnitee; (ii) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Indemnitee’s rights under this Agreement are not adversely affected.  If the Indemnifying Party fails to assume defense of a Claim within a reasonable time, the Indemnitee may settle such Claim on such terms as it deems appropriate with the consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), and the Indemnifying Party shall be obligated to indemnify the Indemnitee for such settlement as provided in this Article 15.

15.4     Insurance.  Each Party shall, at its own expense, procure and maintain during the Term and for a period of [ ]* thereafter (or, if later, [ ]* after such Party is not practicing or using the intellectual property of the other Party pursuant to this Agreement), insurance policy/policies, including product liability insurance, adequate to cover its obligations hereunder and which are consistent with normal business practices of prudent companies similarly situated. Such insurance shall not be construed to create a limit of a Party’s liability with respect to its indemnification obligations under this Article 15. Each Party shall provide the other Party with prompt written notice of cancellation, non-renewal or material change in such insurance that could materially adversely affect the rights of such other Party hereunder, and shall provide such notice within thirty (30) days after any such cancellation, non-renewal or material change. The Parties acknowledge and agree that Takeda may meet its obligations under this Section 15.4 through self-insurance.

15.5     Limitation of Liability.  NEITHER PARTY WILL BE LIABLE FOR SPECIAL, INCIDENTAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, OR THE EXERCISE OF ITS RIGHTS OR THE PERFORMANCE OF

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ITS OBLIGATIONS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES, EXCEPT AS A RESULT OF A (A) PARTY’S  GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (B) BREACH OF ARTICLE 12 (CONFIDENTIALITY).  NOTHING IN THIS SECTION 15.5 (LIMITATION OF LIABILITY) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT.

ARTICLE 16– MISCELLANEOUS

16.1     Notice.  Any notice, request, or other communication permitted or required under this Agreement shall be in writing, shall refer specifically to this Agreement and shall be hand delivered or sent by a recognized overnight delivery service, expenses prepaid, or by facsimile (with transmission confirmed), to the following addresses or to such other addresses as a Party may designate by written notice in accordance with this Section 16.1:

If to Takeda:

Takeda Pharmaceutical Company Limited

1-1, Doshomachi 4-chome

Chuo-ku, Osaka 540-8645

Attention: [ ]*

Facsimile: [ ]*

with copies (which shall not constitute notice) to:

Takeda Pharmaceuticals U.S.A., Inc.

One Takeda Parkway

Deerfield, IL  60015

Attention:  [ ]*

Facsimile: [ ]*

Polsinelli PC

150 N. Riverside Plaza, Suite 3000

Chicago, IL 60606

Attention: James R. Asmussen

Facsimile: (312) 873-2997

If to Licensee:

Rhythm Pharmaceuticals, Inc.

500 Boylston Street

11th Floor

Boston, MA 02116

Attention: Keith Gottesdiener, CEO

Facsimile: (857) 264-4299

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with a copy (which shall not constitute notice) to:

Morgan Lewis

One Federal St.

Boston, MA 02110-1726

Attention: Julio E. Vega

Facsimile: (617) 345-5016

16.2     Designation of Affiliates. Each Party may discharge any obligations and exercise any rights hereunder through delegation of its obligations or rights to any of its Affiliates.  Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement, and shall cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.  Any breach by a Party’s Affiliate of any of such Party’s obligations under this Agreement shall be deemed a breach by such Party, and the other Party may proceed directly against such Party without any obligation to first proceed against such Party’s Affiliate.

16.3     Force Majeure.  Both Parties shall be excused from the performance of their obligations under this Agreement to the extent that such performance is prevented by Force Majeure and the nonperforming Party promptly provides notice of the prevention to the other Party.  Such excuse shall be continued so long as the condition constituting Force Majeure continues and the nonperforming Party takes reasonable efforts to remove the condition.  Notwithstanding the foregoing, a Party shall not be excused from making payments owed hereunder because of a Force Majeure affecting such Party.  If a Force Majeure persists for more than ninety (90) days, then the Parties shall discuss in good faith the modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such Force Majeure.

16.4     Assignment.  Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other, except that a Party may assign this Agreement without the other Party’s consent to any Affiliate or to a successor to all or substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock or units, sale of assets or other transaction. Any other assignment or transfer shall require the prior written consent of the other Party.  Any successor or assignee of rights and/or obligations permitted hereunder shall, in writing to the other Party, expressly assume performance of such rights and/or obligations.  Any permitted assignment shall be binding on the successors of the assigning Party.  Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.4 shall be null, void and of no legal effect.  Any permitted assignment by either Party in accordance with the terms of this Section 16.4 shall not operate to release or relieve such Party of its liabilities or obligations under this Agreement unless otherwise agreed by the other Party in writing.

16.5     Severability.  If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction from which no appeal can be or is taken, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof.  The Parties shall make a good faith effort to replace any invalid

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or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

16.6     Waiver and Non-Exclusion of Remedies.  Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition.  The waiver by either Party hereto of any right hereunder or of the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise.  The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Applicable Law or otherwise available except as expressly set forth herein.

16.7     Further Assurance.  Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof.

16.8     Relationship of the Parties.  It is expressly agreed that Takeda, on the one hand, and Licensee, on the other hand, shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency, including for Tax purposes.  Neither Takeda nor Licensee shall have the authority to make any statements, representations or commitments of any kind, or to take any action that shall be binding on the other, without the prior written consent of the other Party to do so.  All persons employed by a Party shall be employees of that Party and not of the other Party and all expenses and obligations incurred by reason of such employment shall be for the account and expense of such Party.

16.9     Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile, .pdf or other electronically transmitted signatures and such signatures shall be deemed to bind each Party hereto as if they were the original signatures.

16.10   Construction.  Except where the context otherwise requires, wherever used, the singular shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.  Whenever this Agreement refers to a number of days, such number refers to calendar days.  The captions of this Agreement are for the convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement.  The terms “including,” “include,” or “includes” as used herein shall mean “including, but not limited to,” and shall not limit the generality of any description preceding such term.  The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party hereto.  Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof.  In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provision.

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16.11   Governing Law.  This Agreement was prepared in the English language, which language shall govern the interpretation of, and any Dispute regarding, the terms of this Agreement.  This Agreement and all Disputes arising out of or related to this Agreement or any breach hereof shall be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state.

16.12   Entire Agreement.  This Agreement, including the Exhibits hereto, sets forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior agreements and understandings between the Parties with respect to the subject matter hereof.  There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein.  No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.  In the event of any inconsistency between the body of this Agreement and the Exhibits to this Agreement or any subsequent agreements ancillary to this Agreement, unless otherwise expressly stated to the contrary in such Exhibit or subsequent ancillary agreement, the terms contained in this Agreement shall control.

16.13   Headings. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Parties have signed this Agreement as of the Effective Date.

TAKEDA PHARMACEUTICAL COMPANY LIMITED

By:	/S/ Misako Hirose

Name:	Misako Hirose

Title:	Director, Global Alliances

Date:	March 23, 2018

RHYTHM PHARMACEUTICALS, INC.

By:	/S/ Keith M. Gottesdiener

Name:	Keith M. Gottesdiener

Title:	Chief Executive Officer

Date:	March 30, 2018

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EXHIBIT A

Initial Development Plan

See attached.

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[ ]*

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EXHIBIT B

Takeda Patents

[ ]*

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EXHIBIT C

Research Material

[ ]*

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EXHIBIT D

Form of Stock Issuance Agreement

See attached.

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STOCK ISSUANCE AGREEMENT

This STOCK ISSUANCE AGREEMENT (this “Agreement”) is made as of this 30th day of March, 2018 (the “Effective Date”), by and between Rhythm Pharmaceuticals, Inc., a Delaware corporation, having its principal place of business at 500 Boylston Street, 11th floor, Boston, Massachusetts 02116 USA (the “Company”), and Takeda Pharmaceutical Company Limited, a corporation organized under the laws of Japan, having its principal place of business at 1-1 Doshomachi 4-chome, Chuo-ku, Osaka, Japan (“Takeda”).

RECITALS

WHEREAS, in connection with the execution of that certain License Agreement as of the Effective Date by and between the Company and Takeda (the “License Agreement”), and as partial consideration for the licenses and other rights granted to the Company by Takeda pursuant to the License Agreement, the Company desires to issue to Takeda and Takeda desires to receive from the Company, pursuant to the terms set forth herein, shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”).

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

I.    ISSUANCE OF STOCK.

a.    Issuance. Subject to and upon the terms of this Agreement, the Company hereby agrees to issue to Takeda 223,544 shares of Common Stock (the “Shares”), as partial consideration for the licenses and other rights granted to the Company by Takeda pursuant to the License Agreement, the receipt and sufficiency of which the Company hereby acknowledges.  The number of Shares was calculated by dividing Five Million Dollars ($5,000,000) by the arithmetical average closing price for a share of Common Stock as reported by the NASDAQ stock exchange for the [ ]* prior to the date hereof.  The Company shall issue or cause to be issued the Shares to Takeda on the second (2nd) trading day after the date hereof.

b.   Delivery of Evidence of Issuance. The Company shall cause ComputerShare, the Company’s transfer agent, to deliver to Takeda on the second (2nd) trading day after the day hereof evidence of the book entry reflecting the issuance of the Shares to Takeda pursuant to this Agreement.

c.    Lockup Agreement.  Simultaneously with the execution and delivery of this Agreement, Takeda is executing and delivering the form of lockup agreement that was executed and delivered by officers, directors and certain stockholders of the Company in connection with the Company’s initial public offering.

II.   REPRESENTATIONS AND WARRANTIES OF TAKEDA.  Takeda hereby represents and warrants to the Company as follows:

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a.    Formation; Authorization.

1.       Takeda has been duly formed as a corporation and is validly existing in good standing under the laws of Japan. Takeda has the requisite power and authority to enter into and perform its obligations under this Agreement.

2.       The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Takeda. This Agreement has been duly and validly executed and delivered by Takeda, and constitutes a legal, valid and binding obligation of Takeda, enforceable against Takeda in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

3.            Neither the execution and delivery by Takeda of this Agreement nor the issuance of the Shares will breach, conflict with, or result in the violation of or default under (i) any instrument, judgment, order, writ, decree, or contract to which Takeda is party or by which it is bound, or (ii) any provision of Takeda’s certificate of incorporation or bylaws (or relevant Japanese equivalent), both as in existence as of the date hereof.

b.   Accredited Investor. Takeda is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Takeda (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares; (ii) has the ability to bear the economic risk associated with such investment; and (iii) can bear the total loss of such investment therein. Takeda acknowledges that the Company has made available to Takeda the opportunity to ask questions of, and to receive answers from the Company’s management, and has had access to all of the information Takeda considers necessary or appropriate to evaluate the risks and merits of an investment in the Shares.

c.    Acquisition for Investment. The Shares are being acquired for Takeda’s own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

d.   No General Solicitation. Takeda acknowledges that the Shares will not be acquired as a result of or subsequent to any general or public solicitation, including (i) any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which Takeda or its affiliates were invited by any of the forgoing means of communication.

e.    Restricted Securities.

1.       Takeda understands that the Shares will not be registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions thereof which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Takeda’s representations as expressed herein. Takeda understands that the Shares will be “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, Takeda must hold indefinitely the Shares, unless sold pursuant to a registration statement that has been declared effective under the

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Securities Act or in compliance with Rule 144 promulgated thereunder, and subject to compliance with applicable state and foreign securities laws, in each case to the extent applicable. As a result, Takeda acknowledges that the Shares will be subject to the following legend or a similar legend reflecting the restrictions on the transfer of the Shares:

THESE UNCERTIFICATED SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THESE UNCERTIFICATED SHARES ARE SUBJECT TO A LOCK-UP AGREEMENT THAT RESTRICTS THE TRANSFER OF THESE SHARES BEFORE APRIL 2, 2018. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST OF THE COMPANY.

2.       Takeda understands that no U.S. federal or state agency or any governmental authority has passed upon or made any recommendation or endorsement of any of the Shares.

III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to Takeda as follows:

a.    Formation; Authorization; No Conflicts.

1.       The Company has been duly formed and is validly existing in good standing under the laws of the state of Delaware. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement.

2.       The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company, and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

3.       Neither the execution and delivery by the Company of this Agreement nor the issuance of the Shares will breach, conflict with, or result in the violation of or default under (i) any instrument, judgment, order, writ, decree, or contract to which the Company is party or by which it is bound, or (ii) any provision of the Company’s certificate of incorporation or bylaws, both as in existence as of the date hereof.

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4.       As of the date hereof, the Company (i) has filed with the Securities and Exchange Commission (the “Commission”) in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the time the Company became subject to such reporting requirements. Each such filing, as of the date thereof, complied as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder that are applicable to the Company, and no such filing, as of the date thereof, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) has satisfied the current public information requirements contained in Rule 144(c)(1) under the Securities Act.

b.   Valid Issuance. The Shares, when issued to Takeda in accordance with the terms and conditions of this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and will be free and clear from all liens and restrictions on transfer other than restrictions on transfer under applicable state and federal securities laws. Assuming the accuracy of the representations of Takeda set forth in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

IV. RULE 144 COMPLIANCE. With a view to making available to Takeda the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit Takeda to sell the Shares to the public without registration, the Company shall:

a.    make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the date hereof, and otherwise satisfy the current public information requirements contained in Rule 144(c)(1) under the Securities Act;

b.   use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

c.    furnish to Takeda, so long as Takeda holds all or a portion of the Shares, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as Takeda may reasonably request in connection with the sale of Shares without registration; and

d.   upon written request of Takeda, cooperate with Takeda to transfer the Shares pursuant to Rule 144 and use best efforts to promptly remove any restrictive legends from the Shares, so long as the Shares are not otherwise restricted.

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V.  GENERAL PROVISIONS.

a.    Survival. The warranties, representations, and covenants of the Company and Takeda contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement.

b.   Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors or permitted assigns of the parties hereto, whether or not so expressed. Notwithstanding the forgoing or anything to the contrary herein, neither party may assign this Agreement or its obligations hereunder without the prior written consent of the other party.

c.    Notices. Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopier with a confirmation copy by regular, certified or overnight mail, postage prepaid, to such party at the address or telecopier number, as the case may be, set forth below or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor:

If to the Company:

Rhythm Pharmaceuticals, Inc.

500 Boylston Street, 11th floor

Boston, MA 02116 USA

Attention:  CEO

Fax:

Email: kgottesdiener@rhythmtx.com

with a copy (which shall not constitute notice) to:

Morgan Lewis

One Federal St.

Boston, MA 02110-1726

Attention: Julio E. Vega

Fax: (617) 345-5016

Email:  Julio.vega@morganlewis.com

If to Takeda:

Takeda Pharmaceutical Company Limited

1-1, Doshomachi 4-chome

Chuo-ka, Osaka 540-8645

Attention: [ ]*

Fax: [ ]*

with copies (which shall not constitute notice) to:

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Takeda Pharmaceuticals U.S.A., Inc.

One Takeda Parkway

Deerfield, IL 60015

Attention:  [ ]*

Fax: [ ]*

Polsinelli PC

150 N. Riverside Plaza, Suite 3000
Chicago, IL 60606

Attention: James R. Asmussen

Fax: (312) 873-2997

Email: jasmussen@polsinelli.com

d.   Amendments and Waivers.  No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Company and Takeda. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

e.    Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed and delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

f.    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. The parties hereby agree that any action, proceeding or claim arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.  EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL.

g.   Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

h.   Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

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i.    Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

j.    Entire Agreement. This agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

RHYTHM PHARMACEUTICALS, INC.

By:
Name: Keith M. Gottesdiener
Title: Chief Executive Officer

TAKEDA PHARMACEUTICAL COMPANY LIMITED
By:
Name:
Title:

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EXHIBIT E

Alternative Dispute Resolution (“ADR”) Proceedings

All references to “days” in this Schedule are to calendar days.

1.         To begin an ADR proceeding, a Party shall provide a detailed written notice to the other Party of the issues to be resolved by ADR and a demand for the relief requested (the “ADR Notice”).  Within [ ]* days after its receipt of the ADR Notice, the other Party shall provide a written response to the Party initiating the ADR which shall add any additional issues to be resolved within the same ADR along with its requested relief.

2.         The ADR proceeding shall be administered by the International Institute for Conflict Prevention and Resolution (the “CPR”) in accordance with the International Institute for Conflict Prevention and Resolution Rules for Administered Arbitration (the “CPR Rules”) in effect on the date of the ADR Notice and in accordance with the terms of this Agreement.

2.1       The ADR proceeding shall be presided over by a panel of [ ]* arbitrators (the “Panel”).  Within [ ]* days following receipt of the original ADR notice, each Party shall designate a party arbitrator (each, a “Party Arbitrator”).  Within fourteen (14) days thereafter, the Party Arbitrators shall confer and select a qualified neutral arbitrator (“Neutral Arbitrator”) who has significant knowledge and experience in the subject matter at issue in the Dispute who will preside over the Panel.  If the Party Arbitrators are unable to agree on a mutually acceptable Neutral Arbitrator within such period, either Party may request that the President of the CPR select the Neutral Arbitrator pursuant to the following procedures:

2.2       The CPR shall submit to the Party Arbitrators a list of not less than [ ]* qualified candidates within [ ]* days after receipt of the request, or as soon thereafter as possible, along with a curriculum vitae for each candidate.  No candidate shall be an employee, consultant, advisor, contractor, officer, director or shareholder of either Party or any of its Affiliates, or an employee, consultant, advisor, contractor, officer, director or shareholder of any Third Party who has been engaged by either Party to provide services to such Party during the [ ]* year period prior to the date of initiation of the ADR proceeding.

2.3       Such list shall include a statement of disclosure by each candidate of any circumstances likely to affect his or her impartiality.

2.4       Each Party Arbitrator shall number the candidates in order of preference (with the number one signifying the greatest preference) and shall deliver the list to the CPR within [ ]* days following receipt of the list of candidates.  If a Party Arbitrator believes a conflict of interest exists regarding any of the candidates, that Party Arbitrator shall provide a written explanation of the conflict to the CPR along with its list showing its

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order of preference for the candidates.  Any Party Arbitrator failing to return a list of preferences on time shall be deemed to have no order of preference.  The CPR shall then select the available candidate who is most highly preferable to both Parties.

2.5       If all candidates submitted by the CPR are found to have conflicts, then within [ ]* days, the CPR shall submit an additional list of six candidates to the Party Arbitrators and the process set forth beginning in Section 2.1 of this Exhibit E shall be repeated until a Neutral Arbitrator is selected.

3.         No earlier than [ ]* days or later than [ ]* days after selection, the Panel shall hold a hearing to resolve each of the issues identified by the Parties.  The ADR proceeding shall take place at a location agreed upon by the Parties.  If the Parties cannot agree, the Panel shall designate a location other than the principal place of business of either Party.  Commencing on the date at least [ ]* days after receipt of the initial ADR Notice described in Section 1 of this Exhibit E, the Parties shall be entitled to engage in reasonable discovery under procedures of the Federal Rules of Civil Procedure and in proportion to the amount in controversy; provided, however, that a Party may not take more than [ ]* depositions which shall be limited to five (5) hours of testimony each.  There shall not be any, and the Panel shall not permit any, discovery within [ ]* days of the hearing.  The Panel shall decide any disputes between the Parties related to discovery, including ruling on the scope of discovery that will be permitted and reasonable requests to expedite discovery, taking into account the applicable period of time for discovery.

4.         At least [ ]* days prior to the hearing, each Party shall submit the following to the other Party and the Panel:

4.1       A copy of all exhibits on which such Party intends to rely in any oral or written presentation to the Panel;

4.2       A list of any witnesses such Party intends to call at the hearing, and a short summary of the anticipated testimony of each witness;

4.3       A proposed ruling on each issue to be resolved, together with a request for a specific damage award or other remedy for each issue.  The proposed rulings and remedies shall not contain any recitation of the facts or any legal arguments and shall not exceed one (1) page per issue.

4.4       A brief in support of such Party’s proposed rulings and remedies; provided, that, the brief shall not exceed [ ]* pages.  This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

5.         The hearing shall be conducted on [ ]* consecutive days and shall be governed by the following rules:

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5.1       Each Party shall be entitled to [ ]* hours of hearing time to present its case.  The Panel shall determine whether each Party has had the [ ]* hours to which it is entitled.

5.2       Each Party shall be entitled, but not required, to make an opening statement, to present regular and rebuttal testimony, documents or other evidence, to cross-examine witnesses, and to make a closing argument.  Cross-examination of witnesses shall occur immediately after their direct testimony, and cross-examination time shall be charged against the Party conducting the cross-examination.

5.3       The Party initiating the ADR shall begin the hearing and, if it chooses to make an opening statement, shall address not only issues it raised but also any issues raised by the responding Party.  The responding Party, if it chooses to make an opening statement, also shall address all issues raised in the ADR.  Thereafter, the presentation of regular and rebuttal testimony and documents, other evidence, and closing arguments shall proceed in the same sequence.

5.4       Prior to testifying, witnesses shall be excluded from the hearing.

5.5       Settlement negotiations, including any statements made therein, shall not be admissible under any circumstances.  Affidavits prepared for purposes of the ADR hearing also shall not be admissible.  As to all other matters, the Panel shall have sole discretion regarding the admissibility of any evidence.

6.         Within [ ]* days following completion of the hearing, each Party may submit to the other Party and the Panel a post-hearing brief in support of its proposed rulings and remedies; provided that such brief shall not contain or discuss any new evidence and shall not exceed [ ]* pages.  This page limitation shall apply regardless of the number of issues raised in the ADR proceeding.

7.         The Panel shall rule on each disputed issue in writing within [ ]* days following completion of the hearing, or such longer time as justice may require although the Panel shall endeavor to providing a ruling as promptly as possible.  Such ruling shall adopt in its entirety the proposed ruling and remedy of one of the Parties on each disputed issue but may adopt one Party’s proposed rulings and remedies on some issues and the other Party’s proposed rulings and remedies on other issues.  The Panel may issue a written ruling but shall not issue any written opinion or otherwise explain the basis of the ruling in writing.

8.         The Panel shall be paid a reasonable fee plus expenses.  These fees and expenses, along with the fees and expenses of a court reporter, and any expenses for a hearing room, shall be paid as follows:

8.1       If the Panel rules in favor of one Party on all disputed issues in the ADR, the losing Party shall pay one hundred percent (100%) of such reasonable fees and expenses.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED.

8.2       [ ]*.

9.         The ADR process, or arbitration, shall be governed by the Federal Arbitration Act, 9 U.S.C. §§ 1 et seq. The Panel’s decision will be final and binding upon the Parties, and judgment upon the award rendered by the Panel may be entered by any court of competent jurisdiction by the prevailing Party if it is necessary to effect enforcement of the judgment.

10.       Except as provided in Section 9 of this Exhibit E or as required by law, the existence of the Dispute, any settlement negotiations, the ADR process and hearing, any submissions (including exhibits, testimony, transcripts, proposed rulings, and briefs), and the rulings shall be deemed Confidential Information as set forth in Article 12 of this Agreement.  The Panel shall have the authority to impose sanctions for unauthorized disclosure of confidential information.

CONFIDENTIAL

* CONFIDENTIAL TREATMENT REQUESTED.